SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  SECURAC CORP.
                 (Name of small business issuer in its charter)

            Nevada                        7371                    88-0210214
-----------------------------   ---------------------------  -------------------
       (State or other          Primary Standard Industrial   (I.R.S. Employer
Jurisdiction of incorporation         Classification         Identification No.)
       or organization)                Code Number)

        2500, 520 - 5th Avenue S.W., Calgary, AB T2P 3R7     403-225-0403
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)



        2500, 520 - 5th Avenue S.W., Calgary, AB T2P 3R7     403-225-0403
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                      Paul Hookham, Chief Financial Officer
                                  Securac Corp.
                           2500, 520 - 5th Avenue S.W.
                               Calgary, AB T2P 3R7
                                  403-225-0403
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:
                              Keith Moskowitz, Esq.
                             Eilenberg & Krause LLP
                         11 East 44th Street, 17th Floor
                            New York, New York 10017
                                 (212) 986-9700

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



CALCULATION OF REGISTRATION FEE


   Title of Each Class of         Amount to    Proposed Maximum Offering       Proposed Maximum                    Amount of
Securities to be Registered    be Registered(1)   Price per Share(US$)   Aggregate Offering Price (US$)    Registration Fee (US$)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value    69,164,855 shares(2)         $0.44(3)                  $30,432,536                     $3,581.91
US$.01 per share
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                1,524,390 shares(4)         $0.44(5)                  $   670,732                     $   78.95
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                  181,819 shares(6)         $0.44(5)                  $   80,000                     $     9.42
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                2,970,000 shares(6)         $0.75(5)                  $ 2,227,500                     $  262.18
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                  350,000 shares(6)         $0.50(5)                  $   175,000                     $   20.60
---------------------------------------------------------------------------------------------------------------------------------
Common Stock                  621,473 shares(6)         $1.25(5)                  $   776,841                     $   91.43
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL                                                                        $ 35,317,779                     $4,044.48
---------------------------------------------------------------------------------------------------------------------------------


(1)     Pursuant  to  Rule  416(a)  of the Securities Act of 1933, as amended (the "Act"), this registration statement  shall  be deemed to cover additional securities that may be offered or issued to prevent dilution resulting  from  stock  splits,  stock  dividends  or  similar  transactions.
(2)     Represents  43,490,915  shares  held  by existing stockholders and 25,673,940 shares, representing a good  faith  estimate of the number of shares that may be issued to an investor pursuant to drawdowns by the registrant  at  a  presently  indeterminable  price  under  an  existing  investment  agreement.
(3)     Calculated  in  accordance  with  Rule  457(c) of the Act, based on the average of the bid and asked prices  as  of  a  date  within  five business days prior to the filing date of this registration statement.
(4)     Represents  shares  issuable  upon  conversion  of  debentures  convertible  into  common  stock.
(5)     Calculated  in  accordance  with  Rule  457(g)  of the Act, based on the higher of the conversion or exercise  price  and  the  price  calculated  in  accordance  with  Rule  457(c)  of  the  Act.
(6)     Represents  shares  issuable  upon  exercise  of  warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES  ACT  OF  1933  OR  UNTIL  THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SUBJECT TO COMPLETION, DATED OCTOBER 27, 2005

                                   PROSPECTUS

                                  SECURAC CORP.

                        74,812,537 Shares of Common Stock

This prospectus relates to the resale of up to 74,812,537 shares of our common stock, of which

     43,490,915  shares  are  held  by  existing  stockholders  of  our Company;

     4,123,292 shares are issuable upon exercise of currently outstanding warrants;

     1,524,390 shares are issuable upon conversion of a convertible debenture in the principal amount of US$500,000 held by Dutchess Private Equities Fund II, L.P., assuming all principal the redemption premium is converted into common stock at the existing conversion rate of US$0.41 per share; and

     25,673,940 shares represent the approximate number of shares issuable to Dutchess Private Equities Fund, L.P. pursuant to drawdowns by us under an Investment Agreement we entered into with that company (the "Investment Agreement"), assuming we were to draw down the full amount of the investor's commitment at the current market price of our stock under the terms and conditions of the Investment Agreement.

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from any drawdowns under the Investment Agreement and option or warrant exercises. We will bear all costs associated with registration of the shares offered hereby.

Our common stock is quoted on the OTC Bulletin Board under the symbol "SECU". On October 27, 2005 the closing price of our common stock was US$0.45 per share.

Dutchess Private Equity Fund, L.P. is deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement.

The selling stockholders may sell the shares from time to time at prevailing market prices or at negotiated prices.

Investing in our common stock involves a high degree of risk. Please see "Risk Factors" beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  SECURAC CORP.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.


TABLE OF CONTENTS
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . .    1
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . .    1
SUMMARY FINANCIAL DATA. . . . . . . . . . . . . . . . . .    1
FORWARD-LOOKING INFORMATION . . . . . . . . . . . . . . .    2
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . .    2
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . .   10
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . .   10
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY . . . . .   12
SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . .   12
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . .   18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION   19
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . .   26
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . .   36
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . .   37
PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . .   38
CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . .   39
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . .   40
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . .   40
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . .   41
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus. You should carefully review the more detailed information and financial statements included in this prospectus. This summary is not complete and may not contain all of the information you may need to consider before investing in our common stock. We urge you to carefully read this prospectus, including the "Risk Factors" section beginning on page 4 and the consolidated financial statements and notes to those statements beginning on page F-1 of this prospectus. Please note that throughout this prospectus, unless the context otherwise requires (i) the words "we", "our" or "us" refer to Securac Corp. together with our subsidiaries, Securac Inc. and Risk Governance Inc., and not to the selling stockholders; (ii) all dollar references are to Canadian dollars; and (iii) all share information gives retroactive effect to a 1:15 reverse stock split effected in October, 2004.

About  Us

We provide enterprise governance, risk and compliance (GRC) software and services. Our GRC software solution enables organizations to identify, measure and manage their information and physical risks and to assess their compliance with expanding regulatory requirements and evolving "best practices" standards.

Our integrated software platform, Acertus , provides users with a comprehensive process-driven approach designed to offer a web-based roadmap for risk mitigation, corporate security and compliance. Using the Acertus software, users can input information regarding all of an organization's physical and operational assets. This information is then processed and measured against industry regulations and best practice standards. Based on the enterprise's risk tolerance, our software determines the strengths and weaknesses in the organization and assigns dollar values to all potential risks and non-compliances. This information allows the organization to determine cost saving solutions while improving efficiencies and providing an industry advantage.

Part of our commercialization strategy involves alliances with leading global software providers, system integrators and consulting organizations. To date, we have entered into alliances with companies such as SAP, Deloitte & Touche, IBM, Grant Thornton, and Compuware. These alliances are designed to facilitate product acceptance and distribution of our risk management software to customers. In 2005, we became a certified channel partner with SAP, a global leader in Enterprise Resource Planning software, and the world's largest inter-enterprise software company and third-largest independent software supplier overall with 12 million users and 88,000 installations. As a result, our Acertus software is certified under SAP's NetWeaver platform, allowing it to integrate seamlessly to the core SAP application. With the completion of the Acertus certification process, we have received access to the primary customers of SAP NetWeaver along with the right to use the SAP tagline "Powered by SAP NetWeaver ".

The initial application of our Acertus software first became available for commercialization in mid-2004. Prior to that time, substantially all of our revenue was attributable to GRC-related consulting services. Our customers include, among others, Research in Motion, Canadian Imperial Bank of Commerce, Cisco Systems, Celero Solutions, Mercer Consulting, Noranda, the Ontario Ministry of Transportation, and the Canada Border Service Agency.

We license substantially all of the technology comprising our Acertus software pursuant to two principal license agreements with licensor companies owned indirectly and controlled by Messrs. Terry Allen, Paul Hookham and Bryce Mitchell. We do not conduct our own research and development activities, and rely substantially on the efforts of those companies for continued research and development, which we fund on a time and materials basis pursuant to the agreements.

Our headquarters are located at 2500, 520 - 5th Avenue S.W., Calgary, Alberta T2P 3R7 and our telephone number is 403-225-0403. Our wholly-owned subsidiary, Securac, Inc., maintains a website located at www.securac.net. The information contained on the website is expressly not incorporated in this report.

Dutchess  Financings

On September 30, 2005, we entered into a series of definitive agreements with two affiliated funds, Dutchess Private Equities Fund, L.P. and Dutchess Private Equities Fund II, L.P. (collectively, "Dutchess"), under which Dutchess established the Investment Agreement in our favour and provided us with US$300,000 in principal amount of short-term convertible debt and agreed to provide us with an additional US$200,000 principal amount of such debt upon the initial filing with the Securities and Exchange Commission of the registration statement of which this prospectus forms a part.

Convertible  Debt
-----------------

The debt bears interest at 10% per annum and is subject to a 25% redemption premium. Principal, interest and the redemption premium are payable monthly during the first year. The debt is currently convertible at the holder's option into common stock at a conversion price equal to US$0.41, which was determined as the lowest closing bid price of the common stock between the date of issuance of the debt and the initial filing date of the registration statement of which this prospectus forms a part. We sometimes refer to the shares issuable upon conversion of the convertible debt as the "Debenture Shares". In connection with the debt, we also issued to Dutchess a five-year warrant to purchase up to 181,819 shares of our common stock, exercisable at US$0.41 per share.

We will incur significant penalties in the form of liquidated damages and otherwise for breaches and failure to comply with the commitments contained in the various agreements, including, without limitation, our failure to file a resale registration statement and to cause the same to be declared effective and remain effective within agreed upon time periods. We have also agreed for a certain period and under certain conditions not to engage in certain financings without Dutchess' consent and to offer a right of first refusal to Dutchess in respect of certain financings.

Investment  Agreement
---------------------

We also entered into the Investment Agreement with Dutchess Private Equities Fund, L.P., pursuant to which the investor committed to purchase, under certain conditions, up to US$10,000,000 in aggregate purchase price of our common stock from time to time over a 36-month period beginning on the date of effectiveness of a resale registration statement covering the underlying shares (the "Investment Agreement Registration"). Under the agreement, provided the Investment Agreement Registration is effective, we are entitled to "put" shares of our common stock to the investor from time to time, subject to a maximum dollar amount for each put, at our election, of (i) US$200,000 or (ii) 200% of the average daily dollar volume prior to the put date (calculated in accordance with the agreement); subject to a maximum put amount of US$1,000,000. The purchase price for each put is equal to 95% of the lowest closing bid price of the common stock during the five trading days immediately following the put notice. We cannot initiate a new put until we close on any pending put. Notwithstanding the foregoing, the investor shall not be required to purchase pursuant to any put more than an amount equal to the average daily dollar volume during the five trading-day pricing period following the put date (calculated in accordance with the agreement). If the market price of the common stock over the pricing period immediately following the put notice drops by more than 25% from the pre put notice level (during the 10 trading days prior to the put notice), we may withdraw the put notice.

Our ability to draw down on the Investment Agreement is subject to achieving and maintaining an effective Investment Agreement Registration for the requisite number of shares. The number of shares issuable under the Investment Agreement is not presently known, as it is based upon the trading price of our common stock at the time of each drawdown. At the recent closing bid price of US$0.41 per share, we would issue approximately 25,673,940 shares for the full amount of the Investment Agreement. For the purpose of determining the number of shares to be included in this prospectus, we have assumed that we will issue not more than 25,673,940 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 25,673,940, depending on the trading price of our common stock. In the event that the closing bid price of our common stock falls below US$0.41, we may not be able access the full amount of our equity line pursuant to the Investment Agreement because we would be required to issue more shares than we have registered. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 25,673,940 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance. We sometimes refer to the shares issuable under the Investment Agreement as the "Investment Agreement Shares". Our ability to draw down on the Investment Agreement will be limited to the extent the trading volume in our common stock is low and to the extent the market price of our common stock is low.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess Private Equities, LP. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

The Investment Agreement is generally terminable by us at any time provided there is no outstanding balance under the convertible debentures.

The registration statement of which this prospectus forms a part is meant to satisfy our registration obligations in respect of the shares issuable to Dutchess in connection with the foregoing agreements.

                                  THE OFFERING


--------------------------------------------------------------------------------
Maximum common stock offered
by the selling stockholders             74,812,537  shares.

Common  stock  outstanding  as          50,830,487  shares;  which  does  not
of  the  date of the prospectus         include  (i)  4,123,292  shares issuable
                                        upon  exercise  of outstanding warrants,
                                        (ii)  the  Debenture  Shares,  of  which
                                        1,524,390 shares are included for resale
                                        in  this  prospectus  and  (iii)  the
                                        Investment  Agreement  Shares,  of which
                                        25,673,940  shares  are  included  for
                                        resale  in this prospectus.



OTC Bulletin Board  trading  symbol     SECU.OB
--------------------------------------------------------------------------------
Use  of  proceeds                       We  will  not  receive any proceeds from
                                        the  resale  of the common stock offered
                                        by  this  prospectus.  We will, however,
                                        receive  proceeds  from  any  warrant
                                        exercises  and  drawdowns  under  the
                                        Investment  Agreement.  See  "Use  of
                                        Proceeds".
--------------------------------------------------------------------------------
Plan  of  distribution                  Selling  stockholders  may  sell  their
                                        shares  on  the  OTC  Bulletin Board, in
                                        private  transactions,  through  the
                                        writing  of options and/or through short
                                        sales. Sales may be at prevailing market
                                        prices  or  at  negotiated  prices.  See
                                        "Plan  of  Distribution".
--------------------------------------------------------------------------------
Risk  factors                           The  shares  offered  by this prospectus
                                        involve a high degree of risk and should
                                        not  be  purchased  by anyone who cannot
                                        afford  the  loss  of  their  entire
                                        investment.  See  "Risk  Factors".
--------------------------------------------------------------------------------

                             SUMMARY FINANCIAL DATA

The following table sets forth certain summary financial data for our company. You should read this information with the financial statements and notes to the financial statements appearing elsewhere in this prospectus. The accounts of Securac Inc., our wholly-owned subsidiary, are shown for 2003 and the interim period in 2004 as our company engaged in a reverse acquisition with that company subsequent to the end of the 2004 interim period, with Securac Inc. being deemed the acquiring company for accounting purposes. See "Management's Discussion and Analysis or Plan of Operations".


                                             Audited                    Unaudited
                                      Year Ended December 31      Six months ended June 30
                                    Securac Inc.                  Securac Inc.
STATEMENT OF OPERATIONS DATA:.           2003            2004          2004          2005
                                ----------------  --------------  ------------  ------------
  Revenue. . . . . . . . . . .  $       527,096   $     725,272   $   231,263   $   473,404
  Cost of sales. . . . . . . .          387,866         209,392       171,953       354,495
                                ----------------  --------------  ------------  ------------
  Gross profit . . . . . . . .          139,230         515,880        59,310       118,909
  Loss from operations . . . .       (1,249,397)     (3,274,273)     (596,234)   (5,590,956)
  Other income (expense) . . .          (15,333)        (10,469)       (3,647)       (3,371)
  Net loss . . . . . . . . . .       (1,264,730)     (3,284,742)     (599,881)   (5,594,327)
  Net loss per share:. . . . .                                              0
    Net loss per share . . . .           ($0.04)         ($0.09)       ($0.02)       ($0.12)
    Total shares outstanding .       33,808,079      36,571,730    34,593,380    49,045,805

                           FORWARD-LOOKING INFORMATION
Some of the statements contained in this prospectus discuss our plans and strategies for our business or state other forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate", "believe", "estimate", "expect", "plan", "intend", "should", "seek", "will", and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management. However, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including those identified under "Risk Factors" and elsewhere in this prospectus.

We assume no obligation to update any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

We are an early stage company with a limited history of operations, which makes it difficult to anticipate our future performance.

We have a limited operating history and limited historical financial information upon which to base your evaluation of our performance, particularly in light of our shift in business focus from consulting to software applications. Substantially all of our historical revenue has been generated from consulting services, and our initial software application was first commercially introduced to the market in July 2004. Our software business is in an early stage and we have not yet generated significant revenue from software products and related services. Consequently, we do not have an operating history upon which a meaningful evaluation of our operations and prospects can be based. Our business and prospects are subject to all of the risks inherent in the establishment of a new business enterprise, and the likelihood of the success of our operations must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business.

We expect to continue to incur losses and experience negative cash flow in the near term.

We have incurred operating losses since inception. We incurred a net loss of approximately $3.3 million in 2004, and a net loss of approximately $1.3 million in the prior year. As of June 30, 2005, we had a working capital deficit of $1,193,057 and an accumulated deficit of $10,887,325. We have not generated adequate revenue to support our operations and our activities to date have been funded principally through equity and debt financings. We expect to continue to incur losses and negative cash flow in connection with our plan of operations. If we are unable to generate meaningful revenue to support our operations, we may not be able to continue to fund our operations and would likely be forced to scale back planned operations.

To achieve meaningful revenue for our software product applications, we will need to overcome lack of market acceptance and long sales lead times.

Our software applications have not yet generated significant acceptance among potential customers and will require a relatively long period of time to educate potential customers as to the anticipated benefits as well as time, complexities and costs of implementation. In addition, budgetary constraints and economic slowdowns may further delay purchasing decisions by prospective customers. While we have begun to establish strategic relationships to assist in this process, we may not be able to successfully overcome these obstacles within anticipated time frames or at all. Our failure to successfully address these challenges will negatively impact our ability to achieve meaningful revenue and could cause us to scale back planned operations.

We are investing significant resources in further developing and marketing new and enhanced products and services. Demand and customer acceptance for recently introduced products and services are subject to a high level of uncertainty as these products and services involve a new approach to the conduct of business in association with risk management. As a result, we have invested in, and intend to continue to pursue, intensive marketing and sales efforts to educate prospective customers regarding the uses and benefits of these products and services in order to generate demand. Demand for these products and services may not develop, or we may not develop acceptable solutions in a timely or cost-effective manner. This could have a material adverse effect on our business, financial position and results of operations or cash flows.

We are dependent on members of our senior management, none of whom are bound by term employment agreements.

We are highly dependent upon our senior management. We have not entered into term employment agreements with any of such individuals. Loss of the services of any member of senior management may materially disrupt and harm our business. Although we have "key man" life insurance in place covering members of senior management, we cannot assure investors that such insurance will be maintained in amounts adequate to cover potential loss or at all.

We do not presently have the right under material software licenses to expand our software business beyond North America; potential conflicts of interest with senior management relating to the software license could negatively impact our business.

We license the core of our software technology from companies owned and controlled by Messrs. Terry Allen and Paul Hookham, executive officers and directors of our company, and Bryce Mitchell, a director of our company. As such, there is a potential conflict between the interests of such individuals, as licensor, and us, as licensee, should a disagreement arise under the license agreement including disagreements relating to the amount or payment of royalties, scope of the license or otherwise. In addition, the license is limited in geographic coverage to North America. Should we choose to expand our business beyond North America, we would need to negotiate a new arrangement with the licensor. The licensor has no obligation to extend the license beyond North America. We caution investors that a license may not be available to our software technology beyond North America, if and when we decide to so expand, and that the potential conflict of interest may impact the behavior of members of our senior management in a way that is not in the best interests of our shareholders.

If we do not continue to satisfy the terms and conditions of license agreements covering our core software technology, we may lose our rights to such technology.

We license our core software technology from companies owned and controlled by Messrs. Terry Allen and Paul Hookham, executive officers and directors of our company, and Bryce Mitchell, a director of our company. The terms of such licenses provide for an exclusive, sub-licensable license for North America and the royalty payments thereunder are payable to the licensor upon sales reaching a specified target. Our failure to make required payments and to otherwise satisfy our obligations under these licenses could result in a termination and loss of our rights, which would in turn prevent us from exploiting the technology. In addition, our rights to the Acertus Risk Assessment and Compliance software will automatically become non-exclusive if we fail to have our common shares listed on NASDAQ or a designated stock exchange by April 1, 2007, the third anniversary of the date of the license.

A significant increase in our customer base could strain and negatively impact our ability to manage our operations.

Growth could strain our operations and may require us to incur costs to upgrade our infrastructure and expand personnel. If our customer base grows significantly, we cannot be sure that we will successfully manage our growth. In order to manage any such growth successfully, we must:

     - expand our management team, financial and information systems and controls and operations team;
     - maintain a high level of customer service and support; expand our implementation and consulting resources internally and with third parties;
     -    expand, train, manage and retain our employee base effectively; and
     - manage costs for employees, hardware, software and networks in a manner that will permit our business to scale.

Any failure to effectively meet the above requirements could adversely affect our business. In addition, if our customer base grows significantly, there will be additional demands on our customer service support, sales and marketing and administrative resources as we try to increase our service offerings and expand target markets. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems and controls could harm our ability to accurately forecast demand for services, manage our billing of customers, manage the sales cycle and implementation services and record and report management and financial information on a timely and accurate basis. Moreover, any inability to expand our product and service offerings and employee base commensurate with any increase in demand could cause our revenues to decline.

Undetected errors or delays in new products and product enhancements may result in increased costs and delayed demand for new products.

To achieve customer acceptance, our new products and product enhancements can require long development and testing periods, which may result in delays in scheduled introduction. Generally, first releases are licensed after a validation process. Such new products and product enhancements may contain a number of undetected errors or "bugs" when they are first released. As a result, in the first year following the introduction of certain releases, we generally anticipate devoting significant resources to working with early customers to correcting such errors. There can be no assurance, however, that all such errors can be corrected to the customer's satisfaction, with the result that certain customers may bring claims for cash refunds, damages, replacement software or other concessions. The risks of errors and their adverse consequences may increase as we seek simultaneously to introduce a variety of new software products.

Although we test each new product and product enhancement release before introducing it to the market, there can be no assurance that significant errors will not be found in existing or future releases of our software products, with the possible result that significant resources and expenditures may be required in order to correct such errors or otherwise satisfy customer demands. In addition, the possibility cannot be excluded that customers may bring actions for damages, make claims for replacement of software, or demand other concessions from us. Significant undetected errors or delays in new products or product enhancements may affect market acceptance of our software products.

We  are  subject  to  pricing  pressure.

In response to the limited install base of our software, we have been required in the past, and may be required in the future, to furnish additional discounts to customers or otherwise modify our pricing practices. These developments have and may continue to negatively impact our revenue and earnings. We intend to license software applications on a "subscription" basis with an upfront license pre-payment pursuant to an end user enterprise license agreement, which may be renewed at the end of the subscription term. Changes in our pricing model or any other future broadly-based changes to our prices and pricing policies could lead to a decline or delay in software sales as our sales force and our customers adjust to the new pricing policies.

In some cases, we license our software to customers on a per project basis rather than an upfront license fee payment. Our project-based solutions have not generated significant revenues and may never generate adequate, meaningful revenue. The recent trend of outsourcing risk management solutions could result in increased competition through the entry of consulting firms and other application-hosting providers. We may be unable to offer an outsourcing model that customers demand, or competitors may offer better, lower priced or more desirable outsourcing models. In addition, the distribution of applications through application service providers may reduce the price paid for our products or adversely affect other sales of our products.

We may not be able to protect our intellectual property rights, which may cause it to incur significant costs in litigation and erosion in the value of our brands and products.

We rely on a combination of the protections provided by applicable trade secret, copyright, license and non-disclosure agreements and technical measures to establish and protect our rights in our products. Despite our efforts, there can be no assurance that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. Despite our efforts, it may be possible for third parties to copy certain portions of our products or reverse engineer or otherwise obtain and use information that we regard proprietary. Accordingly, there can be no assurance that we will be able to protect our proprietary software against unauthorized third party copying or use, which could adversely affect our competitive position. In addition, the laws of certain countries do not protect our proprietary rights to the same extent as do the laws of the U.S. or Canada.

In addition to our core technology licenses, we license certain third-party software for inclusion in our products, and such software may not always be available for our use or the loss of this technology could delay implementation of our products or force it to pay higher license fees.

In addition to our Acertus core technology licenses, we license third-party software to perform certain functions in our own software products. To date, we have had a successful history of renewing or extending the required licenses without interruption to our services, on terms we regard as satisfactory. It is possible that in the future we may not be able to renew one or more of those licenses on acceptable terms. If that were to occur, we may be forced to stop shipping the affected product(s) until it could find or build a replacement for the third-party software; this could materially and adversely affect our operating results. While we believes that no such individual technology is material to our business, changes in or the loss of licenses for such third-party technology could lead to a material increase in the costs of licensing or to Acertus software products becoming inoperable or their performance being materially reduced, with the result that we may need to incur additional development costs to ensure continued performance of our products.

Our failure to develop new relationships and enhance existing relationships with third-party distributors, software suppliers, system integrators and value-added resellers that help sell our services and products may adversely affect our revenues.

We have supplemented our consulting and support services (in the areas of product implementation, training and maintenance) through "alliance partnerships" with third-party consulting groups including consulting groups formerly associated with major accounting firms. Most of these agreements and alliances are of relatively short duration and non-exclusive. In addition, we have established relationships relating to the resale of our software products by third parties including value-added resellers.

There can be no assurance that these third parties or business partners, most of whom have similar arrangements with our competitors and some of whom also produce their own standard application software in competition with us, will continue to cooperate when such agreements or partnerships expire or are up for renewal. In addition, there can be no assurance that such third parties or partners will provide high-quality products or services or that actions taken or omitted to be taken by such parties will not adversely affect the organization. There can be no assurance that slow or weak economic recovery will not affect such third parties or partners or the products and services that they provide pursuant to the agreements with us. The failure to obtain high quality products or services or to renew such agreements or partnerships could adversely affect our ability to continue to develop product enhancements and new solutions that keep pace with anticipated changes in hardware and software technology and telecommunications, or could adversely affect the demand for our software products.

If we are unable to keep up with rapid technological changes, it may not be able to compete effectively.

Our  future  success  will  depend  in  part  upon  our  ability  to:

     -    continue  to  enhance  and  expand our existing products and services;
     -    provide  best-in-class  business  solutions  and  services;  and
     - develop and introduce new products and provide new services that satisfy increasingly sophisticated customer requirements, that keep pace with technological developments and that are accepted in the market.

We continue to seek to transform our suite of risk assessment applications to identify, measure and manage enterprise-wide security risk solutions for our customers. There can be no assurance that we will be successful in anticipating and developing product enhancements or new solutions and services to adequately address changing technologies and customer requirements. Any such enhancements, solutions or services may not be successful in the marketplace or may not generate increased revenue. We may fail to anticipate and develop technological improvements, to adapt our products to technological change, change country-specific regulatory requirements, react to emerging industry standards and changing customer requirements or to produce high-quality products, enhancements and releases in a timely and cost-effective manner in order to compete with applications offered by our competitors.

If we acquire other companies, we may not be able to integrate our operations effectively and, if we enter into joint ventures, we may not work successfully with our alliance partners.

In order to complement or expand our business, we have made and expects to continue to make acquisitions of additional businesses, products and technologies, and has entered into, and expects to continue to enter into, a variety of transactions, including alliance arrangements. Our current strategy for growth includes, but is not limited to, the acquisition of companies as a key element of future growth, especially acquisitions of smaller companies that specifically aim at strengthening our geographic reach, broadening our offering in particular industries, or complementing our technology portfolio. Management's negotiations of potential transactions, including acquisitions or alliances, and management's integration of acquired businesses, products or technologies could divert our time and resources. In addition, risks commonly encountered in such transactions include:

     -    inability  to  successfully  integrate  the  acquired  business;
     -    inability  to integrate the acquired technologies or products with our
     -    current  products  and  technologies;
     -    potential  disruption  of  our  ongoing  business;
     -    inability  to  retain  key  technical  and  managerial  personnel;
     - dilution of existing equity holders caused by capital stock issuances to the stockholders of acquired companies or capital stock issuances to retain
     -    employees  of  the  acquired  companies;
     -    assumption  of  unknown  material  liabilities  of acquired companies;
     -    incurrence  of  debt  and/or  significant  cash  expenditure;
     -    difficulty  in  maintaining  controls,  procedures  and  policies;
     - potential adverse impact on our relationships with partner companies or
     -    third-party  providers  of  technology  or  products;
     -    regulatory  constraints;
     -    impairment  of  relationships  with  employees  and  customers;  and
     - problems with product quality, product architecture, legal contingencies, product development issues or other significant issues that may not be detected through the due diligence process.

In addition, acquisitions of additional businesses may require large write-offs of any in-process research and development costs related to companies being acquired and amortization costs related to certain acquired tangible and intangible assets. Ultimately, certain acquired businesses may not perform as anticipated, resulting in charges for the impairment of goodwill and/or other intangible assets. Such write-offs and amortization charges may have a significant negative impact on operating margins and net income in the quarter in which the business combination is completed and subsequent periods. In addition, we have entered and expect to continue to enter into alliance agreements for the purpose of developing new products and services. There can be no assurances that any such products or services will be successfully developed or that we will not incur significant unanticipated liabilities in connection with such arrangements. We may not be successful in overcoming these risks or any other problems encountered in connection with any such transactions and may therefore not be able to receive the intended benefits of those acquisitions or alliances.

Principal shareholders may be able to exert control over our future direction and operations.

As of October 26, 2005, the beneficial holdings of our principal shareholders (comprising trusts of which Messrs. Allen, Hookham, Mitchell and their family members are beneficiaries), constituted in the aggregate approximately 41% of our outstanding Common Stock. In addition, two other stockholders unaffiliated with management own in the aggregate an additional approximately 10% of our outstanding common stock as of that date. If these persons vote the shares held by them in the same manner, it may have the effect of delaying, preventing or facilitating a change in control or other significant changes to us or our capital structure, which could in turn limit the value realizable for your investment.

Our  sales  may  be  subject  to  fluctuations.

If and to the extent we are successfully generate meaningful revenue, we anticipate that our revenue and operating results will be subject to variation. Our revenue in general, and in particular our software revenue, is difficult to forecast for a number of reasons, including:

     -    the  relatively  long  sales  cycles  for  our  products;
     -    the  size  and  timing  of  individual  license  transactions;
     - the timing of the introduction of new products or product enhancements by it or our competitors;
     - the potential for delay of customer implementations of Acertus software products;
     -    changes  in  customer  budgets;
     -    seasonality  of  a  customer's  technology  purchases;  and
     -    other  general  economic  and  market  conditions.

U.S.  judgments  may  be  difficult  or  impossible  to  enforce  against  us.

All of our executive officers and, with one exception, all members of our Board of Directors are non-residents of the U.S. A substantial portion of the assets of our company and such persons are located outside the U.S. As a result, it may not be possible to effect service of process within the U.S. upon such persons or it or to enforce against them or it judgments obtained in U.S. courts predicated upon the civil liability provisions of the securities laws of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in Canada.
Stock  Related  Risks

Existing stockholders may experience significant dilution from the sale of our common stock in connection with the Investment Agreement.

The sale or anticipated sale of our common stock to Dutchess pursuant to the Investment Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, since the purchase price of our common stock for each drawdown under the Investment
Agreement is based on the then prevailing market price, if our stock price decreases, we will be forced to issue more shares in connection with drawdowns, resulting in greater dilution to shareholders. If the full amount of the Investment Agreement were drawn upon by us at a time when the stock price was US$0.41 we would issue approximately the full 25,673,940 shares covered by this prospectus in respect of the Investment Agreement.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Under the Investment Agreement, Dutchess will pay less than the then-prevailing market price of our Common Stock.

The Common Stock issuable under the Investment Agreement will be purchased by Dutchess at a 5% discount to the lowest closing bid price for the five trading days immediately following notice by us of a drawdown. Accordingly, Dutchess will have a financial incentive to lock in the profit between the discounted price and the then market price by immediately selling shares. Actual sales or the anticipation of actual sales will have a negative effect on the stock price. As the stock price declines, the investor will have further incentive to sell, which would add to the negative impact on the stock price.

Sales or the potential for sales of our common stock may cause our stock price to decline.

Approximately 43,490,915 shares of our currently outstanding shares of common stock are deemed "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933. Such shares will be eligible for public sale only if registered under the Securities Act or if sold pursuant to an exemption from registration such as that provided by Rule 144. Since most of our outstanding "restricted securities" were acquired in connection with the reverse merger of our Company with Securac Inc., at a time when our company was a public shell company, holders of such securities may not be able to rely on Rule 144 for resale. The registration statement, of which this prospectus forms a part, covers resale of all outstanding shares that are deemed "restricted securities", in addition to 4,123,292 shares underlying warrants, 1,524,390 Debenture Shares and 25,673,940 Investment Agreement Shares. As such, these shares will be freely tradable beginning on the effective date of the registration statement, subject to compliance with applicable contractual lock-up restrictions. The sale of shares by selling stockholders from time to time, or even the potential of such sale, may depress the price of our common stock.

There is only a limited trading market for our common stock and it is possible that you may not be able to sell your shares easily.

Our common stock is quoted on the NASD Over-the-Counter Bulletin Board. Trading in our stock has historically been sporadic and limited in volume. As a result, investors have experienced and may continue to experience difficulty selling their shares at desired times and price levels. We cannot assure investors that a substantial trading market will develop or be sustained for our common stock.

The  market  price  of our stock may be adversely affected by market volatility.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

     - announcements of new contracts or products or product versions by it or our competitors;
     -    developments  with  respect  to  patents  or  proprietary  rights;
     -    announcements  of  technological innovations by it or our competitors;
     - actual or anticipated variations in our operating results due to the level of development expenses and other factors;
     - changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;
     - conditions and trends in the software industry, as well as the industries of our customers;
     -    new  accounting  standards;
     -    general  economic,  political and market conditions and other factors;
          and
     -    the  occurrence  of  any  of  the  risks  described in "Risk Factors".

Since our transition to an operating company from a shell company in October 2004, the price range of the closing bid prices for our common stock has ranged between a high of US$2.75 and a low of US$0.37. In the past, following periods of volatility in the market price of the securities of companies in our industry, securities class action litigation has often been instituted against those companies. If we face such litigation in the future, it would result in substantial costs and a diversion of management attention and resources, which would negatively impact our business.

Declines in our stock price might harm our ability to issue equity under future potential financing arrangements. Since we would expect to issue shares in such transactions at a price generally based on the market price of our common stock, a decline in our stock price would result in our needing to issue a greater number of shares to raise a given amount of funds or acquire a given amount of goods or services. For this reason, a decline in our stock price might also result in increased ownership dilution to our stockholders.

Future issuance of common stock upon exercise of convertible debt, stock options and warrants may depress the price of our common stock.

As of October 27, 2005, we had 5,342,804 shares of common stock reserved for issuance upon exercise of convertible debt and warrants as follows:

     - 2,970,000 shares underlying exercisable until July 16, 2006 at US$0.75 per share;

     - 350,000 shares underlying warrants exercisable until October 29, 2006 at US$0.50 per share;

     - 477,474 shares underlying warrants exercisable until December 1, 2007 at US$1.25 per share;

     - 143,999 shares underlying warrants exercisable until December 31, 2007 at US$1.25 per share;

     - 181,819 shares underlying warrants exercisable until September 30, 2010 at US$0.41 per share; and

     - 1,524,390 shares are issuable upon conversion of a convertible debenture in the principal amount of US$500,000 held by Dutchess Private Equities Fund II, L.P., assuming all principal the redemption premium is converted into common stock at the existing conversion rate of US$0.41 per share.


In addition, at that date, we were entitled to issue awards covering an aggregate of 6,343,288 shares of common stock pursuant to our 2004 Incentive Stock Plan, which awards may include options, SARs and stock grants.

During the respective terms of the options and warrants granted or to be granted under our 2004 Incentive Stock Plan or otherwise, as well as the convertible debt, the holders thereof are given an opportunity to benefit from a rise in the market price of the common stock, with a resultant dilution of the interests of existing stockholders. The existence of these securities could make it more difficult for it to obtain additional financing while such securities are outstanding. The holders may be expected to exercise their rights to acquire common stock and sell at a time when we would, in all likelihood, be able to obtain needed capital through a new offering of securities on terms more favorable than those provided by these warrants and options.

Our common stock is deemed to be a "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. With certain exceptions, penny stocks are generally defined to mean stocks:

     -    with  a  price  of  less  than  US$5.00  per  share;
     -    that  are not traded on a "recognized" national exchange or NASDAQ; or
     - of issuers with net tangible assets of less than $2.0 million (if the - issuer has been in continuous operation for at least three years) or
          $5.0 million if the issuer has been in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for our shareholders to sell shares to third parties or to otherwise dispose of them, which could have a depressive effect on our stock price.

We do not intend to pay distributions on our capital stock in the foreseeable future.

We have not paid cash distributions and do not anticipate paying cash distributions in the foreseeable future. Pursuant to a security agreement entered into with Dutchess in connection with the convertible debt financing, we have agreed not to declare or pay any dividends on, or otherwise make a distribution in respect of, our capital stock without Dutchess' prior consent.

                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive any proceeds from current exercises and sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 95% of the lowest closing bid prices of our common stock for the five days immediately following the date of our notice of election to exercise our put. For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess is obligated to purchase. The table assumes estimated offering expenses of $50,000 and placement agent's fees of 7% for total estimated expenses of $750,000.




                                     Proceeds if    Proceeds if
                                         100%            50%
($US) . . . . . . . . . . . . . . .      sold            sold
Gross Proceeds. . . . . . . . . . .  $ 10,000,000   $  5,000,000
Estimated expenses of the Offering.      (750,000)      (400,000)
                                     -------------  -------------
Net Proceeds. . . . . . . . . . . .  $  9,250,000   $  4,600,000
                                     =============  =============

Sales . . . . . . . . . . . . . . .  $  2,775,000    $1,380,000
Marketing . . . . . . . . . . . . .     1,850,000       920,000
Ongoing R&D . . . . . . . . . . . .     1,850,000       920,000
Debt Reduction(1) . . . . . . . . .     1,017,500       506,000
General Working Capital . . . . . .     1,757,500       874,000
                                     -----------------------------
                                     $  9,250,000    $4,600,000
                                     =============================

(1) Includes accumulated trade payables and principal financial commitments. See "Management Discussion and Analysis of Financial Condition and Results of Operations - Principal Financial Commitments".

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                                    DILUTION

Our net tangible book value as of June 30, 2005 was (US$1,153,597), or (US$0.02) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Dutchess. The amount of dilution will depend on the offering price of Dutchess and number of shares to be issued. The following example shows the dilution to new investors at an offering price of US$0.45 per share.


Assumed public offering price per share. . . . . . . .  $     0.50
Net tangible book value per share before this offering      ($0.02)
Net tangible book value after this offering. . . . . .  $8,096,403
Net tangible book value per share after this offering.  $     0.11
Increase in net tangible book value per share. . . . .  $     0.09

If we assume that we were to issue 21,052,631 shares of common stock to Dutchess at an assumed offering price of 95% of US$0.45 per share, less $750,000 of offering expenses and placement agent fees, our net tangible book value as of June 30, 2005 would have been US$8,096,403 or US$0.11 per share. This represents an immediate increase in net tangible book value to existing shareholders of US$0.09 per share.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at various market prices and the Dutchess percentage discounts to that price.


Market price . . . . . . . . . . . . .  $      0.50   $      0.40   $      0.30   $       0.20   $       0.10
Dutchess discount. . . . . . . . . . .            5%            5%            5%             5%             5%
Purchase price . . . . . . . . . . . .  $      0.48   $      0.38   $      0.29   $       0.19   $       0.10
Number of shares issued from treasury1   21,052,632    26,315,789    35,087,719     52,631,579    105,263,158
Shares outstanding prior to issuance .   51,739,577    51,739,577    51,739,577     51,739,577     51,739,577
Share outstanding after issuance2. . .   72,792,209    78,055,366    86,827,296    104,371,156    157,002,735
% increase in shares outstanding3. . .           29%           34%           40%            50%            67%

     (1) Represents the number of shares of common stock to be issued at the Purchase Price set forth in the table to generate US$10,000,000 in gross proceeds.

     (2) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

     (3) Represents the shares of common stock to be issued as a percentage of the total number of shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded on the OTC Bulletin Board under the symbol "SECU.OB". The following sets forth the high and low bid prices for our Common Stock for each quarter during the last two fiscal years and the current fiscal year through September 30. Quotations reflect interdealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.


                    High   Low
Quarter Ended. . .  (US$)  (US$)
Year 2003
March 31, 2003 . .   0.24   0.24
June 30, 2003. . .   0.24   0.24
September 30, 2003   0.90   0.24
December 31, 2003.   0.75   0.18

Year 2004
March 31, 2004 . .   0.37   0.24
June 30, 2004. . .   0.37   0.30
September 30, 2004   2.55   0.25
December 31, 2004.   2.75   0.90

Year 2005
March 31, 2005 . .   2.25   0.90
June 30, 2005. . .   1.25   0.65
Sept 30, 2005. . .   0.98   0.37

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company. Based upon information supplied from our transfer agent, as of October 27, 2005 there were 468 holders of record of our common stock.

We have not paid any cash dividends on our common stock since our formation. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Our board of directors does not presently intend to declare any dividends on our common stock in the foreseeable future. We anticipate that all of our earnings and other resources, if any, will be retained by us for investment in our business. Pursuant to the terms of a security agreement entered into with Dutchess in connection with the convertible debt, we have agreed not to declare or pay any dividends on or otherwise make a distribution in respect of our capital stock without Dutchess' prior consent.

                              SELLING STOCKHOLDERS

In October 2004, we completed a reverse takeover of Securac Inc. in a share exchange pursuant to which Securac Inc. became a wholly-owned subsidiary of our company, we issued to the owners of Securac Inc. a number of shares of our common stock equal to more than 90% of our common stock outstanding after the transaction and the management and business of Securac Inc. became the management and business of our company (the "RTO"). We issued a total of 37,246,289 shares and assumed warrants to purchase a total of 2,970,000 shares in connection with the RTO. Following the RTO, we issued 525,000 shares of common stock to former affiliates of Applewood's Restaurants, Inc. (the name of our company pre-RTO) in connection with their continued assistance after the RTO. From October 2004 through February 2005 we issued and sold a further 621,473 shares of common stock and warrants to purchase an additional 621,473 shares in a series of private transactions in which we raised gross proceeds of US$663,104. In October 2004, we issued 350,000 shares of common stock and warrants to purchase an additional 350,000 in connection with a loan conversion.

On September 30, 2005, we entered into a series of definitive agreements with Dutchess, under which Dutchess established an equity line under the Investment Agreement in our favor and provided us with US$300,000 in principal amount of short-term convertible debt and agreed to provide us with an additional
US$200,000 principal amount of such debt upon the initial filing with the Securities and Exchange Commission of the registration statement of which this prospectus forms a part. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity" for a more detailed description of the transactions with Dutchess.

The shares of common stock offered pursuant to this prospectus have either (i) been received by the selling stockholders pursuant to the foregoing transactions or (ii) may be received (A) upon exercise or conversion of derivative securities received by the selling stockholders pursuant to the foregoing transactions or
(B)  by  Dutchess  pursuant  to  drawdowns  under  the  Investment  Agreement.

The term "selling stockholder" includes (i) each person and entity that is identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part) and (ii) any transferee, donee, pledgee or other successor of any person or entity named in the table that acquires any of the shares of common stock covered by this prospectus in a transaction exempt from the registration requirements of the Securities Act of 1933 and that is identified in a supplement or amendment to this prospectus.

We  have  listed  below:

     the  name  of  each  selling  stockholder;
     the number of shares of common stock beneficially owned by the selling stockholder as of the date of this prospectus;
     the maximum number of shares of common stock being offered by each of them in this offering; and the number of shares of common stock to be owned by the selling stockholder after this offering (assuming sale of such maximum number of shares).

The footnotes to the table identify each selling stockholder that is a registered broker-dealer. Each such selling stockholder acquired its securities for investment purposes, and not as compensation for underwriting activities. Each of these selling stockholders will be considered to be an underwriter, within the meaning of the Act, with respect to any securities that it sells pursuant to this prospectus. See "Plan of Distribution".

The footnotes to the table also identify each selling stockholder that is an affiliate of a registered broker-dealer. Each of these selling stockholders (i) purchased its securities in the ordinary course of business and (ii) at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

Except as otherwise noted below, during the last three years, no selling stockholder has been an officer, director or affiliate of our Company, nor has any selling stockholder had any material relationship with our Company during that period. Each selling stockholder represented at the closing of the private placement that it did not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the securities. The selling stockholders purchased the securities in the ordinary course of business, to the best of our knowledge.

The shares of common stock being offered hereby are being registered to permit public secondary trading, and the selling stockholders are under no obligation to sell all or any portion of their shares included in this prospectus. The information contained in the following table is derived from our books and records, as well as from our transfer agent and has been confirmed by each shareholder. The following table assumes the sale of all securities included in this prospectus.

After the offering, assuming all shares offered hereby are sold, none of the selling stockholders will own one percent or more of the outstanding shares of our common stock.


                                                                                 Shares Owned        Shares Available     Shares
                                                                                   Prior to this    Pursuant  to this   Owned After
Selling Stockholder                                                                Offering(1)         Prospectus(1)     Offering
------------------------------------------------------------------------------  -----------------  --------------------------------
577760 BC Ltd.(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             90,002                 90,002     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Allan Parnitsky(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             90,002                 90,002     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Arthur Tremblay(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             45,001                 45,001     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Barbara MacRae-Kniel(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .             17,998                 17,998     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Bayeux Holdings Ltd. trustee of the Bayeux Trust (4) . . . . . . . . . . . . .          3,742,300              3,742,300     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Brent Herman(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             88,000                 88,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Brett Marshall(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             72,000                 72,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Bruce Riekman(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             90,002                 90,002     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Bryan Schultz(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            240,000                240,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Canadian Western Trust ITF Howard Enns RRSP #24552 (5) . . . . . . . . . . . .             90,002                 90,002     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Canadian Western Trust ITF Shirley Enns RRSP #24553 & 24554 (6). . . . . . . .             89,999                 89,999     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Cheryl Mittelstadt(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . .             34,000                 34,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Chris Koebel(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            191,654                191,654     0
------------------------------------------------------------------------------  -----------------  --------------------------------
David G. Harris(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            108,000                108,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Don Wallace(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             90,002                 90,002     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Doug Little(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            112,000                112,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Douglas Park Capital Ltd. (7). . . . . . . . . . . . . . . . . . . . . . . . .            700,000                700,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Dutchess Private Equities Fund II, L.P. (8). . . . . . . . . . . . . . . . . .          1,401,331              1,401,331     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Edward D. Chibri(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            324,000                324,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Elaine Enns(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            230,000                230,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Forest Nominees Limited (9). . . . . . . . . . . . . . . . . . . . . . . . . .            426,537                426,537     0
------------------------------------------------------------------------------  -----------------  --------------------------------
G.Li & Company Limited(10) . . . . . . . . . . . . . . . . . . . . . . . . . .             50,000                 50,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
George Koebel(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             72,001                 72,001     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Gordon Edward McCann(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .             31,600                 31,600     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Graham Busch(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            675,000                675,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Gregory James Hookham(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .            675,000                675,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
GundyCo In Trust For Dawn Rigby RRSP# 562-31019-11 (11). . . . . . . . . . . .            180,000                180,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
GundyCo In Trust For Helena Lee RRSP# 552-05438-19 (12). . . . . . . . . . . .             90,000                 90,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
GundyCo In Trust For Michael Lee RRSP# 552-05439-18(13). . . . . . . . . . . .             90,000                 90,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Henry Green(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             11,870                 11,870     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Henry M. Dick(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            270,000                270,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Herman Enns(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             95,001                 95,001     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Hexham Holdings Ltd. trustee of the Hexham Trust (14). . . . . . . . . . . . .          3,122,653              3,122,653     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Hilary Bairstow(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             23,740                 23,740     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Hisahiro Kashida(15) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4,860,000              4,860,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Howard Enns(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            210,500                210,500     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Jerry Rossiter(16) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             75,806                 75,806     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Jody McNeill(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            270,000                270,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Joshua Benjamin Prof. Corp. (17) . . . . . . . . . . . . . . . . . . . . . . .             89,999                 89,999     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Katherine A. Denoudsten(3) . . . . . . . . . . . . . . . . . . . . . . . . . .             33,750                 33,750     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Keith Norris(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             50,000                 50,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Kelly Regier(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             90,002                 90,002     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Kevin Dewey(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            424,889                424,889     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Kingsnorth Ltd. trustee of the Kingsnorth Trust (18) . . . . . . . . . . . . .          3,789,553              3,789,553     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Kyle Rossiter(19). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             75,806                 75,806     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Leslie Allan Postnikoff(3) . . . . . . . . . . . . . . . . . . . . . . . . . .          2,576,383              2,576,383     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Lyle Busch(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            432,000                432,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Marc Bourret(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             68,000                 68,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Maren Trading Limited(20). . . . . . . . . . . . . . . . . . . . . . . . . . .             23,740                 23,740     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Meir Weis(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             89,999                 89,999     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Mercia Ltd. TTEE of the Mercia Trust (21). . . . . . . . . . . . . . . . . . .          3,742,303              3,742,303     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Michael Van Houdt(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             27,000                 27,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
National Bank Financial In Trust for Walter V. Bychkowski (22) . . . . . . . .            764,249                764,249     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Murray C. Maclean(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             10,000                 10,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
NBCN Clearing Inc FBO Armand Thibodeau & Claudette Thibodeau JTTEN(23) . . . .            120,000                120,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
NBCN Clearing Inc FBO Barry Wolf(24) . . . . . . . . . . . . . . . . . . . . .            400,000                400,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
NBCN Clearing Inc FBO Lynn Wolf(25). . . . . . . . . . . . . . . . . . . . . .            100,000                100,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
NBCN Clearing Inc FBO Telecomsecurity Mgmt Com Ltd (26). . . . . . . . . . . .            540,000                540,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
NBCN Clearing Inc. FBO Wilfred & Angelina Leimser JTTEN (27) . . . . . . . . .             40,000                 40,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Norman Enns(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            216,000                216,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Peak Investment Services Inc. in trust for Bernie McNeill RRSP #7004860 (28) .             66,115                 66,115     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Peak Investment Services Inc. ITF Larry Simister RRSP #7201419 (29). . . . . .             27,000                 27,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Peak Investment Services Inc. ITF Pamela McNeill RRSP #7021239 (30). . . . . .             32,721                 32,721     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Peak Investment Services Inc. ITF Robert MacRae RRSP# 7021622Robert MacRae(31)            189,899                189,899     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Plantagenet Holdings Ltd. TTEE of the Plantagenet Trust (32) . . . . . . . . .          3,789,550              3,789,550     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Randy Weins(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             47,000                 47,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Raymond Necula(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            742,400                742,400     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Reg & Linda Pankewitz(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .             12,000                 12,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Rene McKale(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            100,000                100,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Ric Irving(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             61,201                 61,201     0
------------------------------------------------------------------------------  -----------------  --------------------------------
RLCC Holdings Ltd.(33) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            129,066                129,066     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Robert C. Stewart(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            259,335                259,335     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Rochelle Lambert(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            160,000                160,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Ruth Regier(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             45,001                 45,001     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Steve Koper(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             90,000                 90,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Swansea Holdings Ltd. Trustee of the Swansea Trust (34). . . . . . . . . . . .          3,122,650              3,122,650     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Sylvia S. Rempel (35). . . . . . . . . . . . . . . . . . . . . . . . . . . . .            270,000                270,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Toni Koebel(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            170,054                170,054     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Toshiaki Mashima(36) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,080,000              1,080,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Vincent C. Fera (37) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            668,336                668,336     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Vivian Boyko(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             37,800                 37,800     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Walter Enns(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            269,997                269,997     0
------------------------------------------------------------------------------  -----------------  --------------------------------
Warren Bengtson(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             77,447                 77,447     0
------------------------------------------------------------------------------  -----------------  --------------------------------
William Haughton(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            675,000                675,000     0
------------------------------------------------------------------------------  -----------------  --------------------------------


(1)     Information  concerning  the  selling  stockholders may change from time to time. Any such changed information will be set forth  in  supplements  or  post-effective  amendments  to  this  prospectus  if  and  when  necessary.
(2)     This  selling  stockholder  is  a non-public entity. Conrad Nunweiler, this selling stockholder's director, has voting and investment  control  over  the  securities  that  this  selling  stockholder  beneficially  owns.
(3)     This  selling  stockholder  is  a  natural  person.
(4)     This selling stockholder is a trust whose beneficiary, Bryce Mitchell, is a director of our company. Investment and voting decisions  with  respect to the securities are made jointly by three persons other than Mr. Mitchell, none of whom individually is deemed  to  beneficially  own  the  securities  within  the  meaning  of  the  Securities  Exchange  Act  of  1934,  as  amended.
(5)     This  is  a  registered  retirement  savings  plan.  Howard  Enns,  beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(6)     This  is  a  registered  retirement  savings  plan.  Shirley  Enns, beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(7)     This  selling  stockholder  is  a  non-public  entity.  Peter  Rochow, this selling stockholder's director, has voting and investment  control  over  the  securities  that this selling stockholder beneficially owns. The number of shares includes 350,000 shares  underlying  warrants  which  are  exercisable  until  October  29,  2006  at  US$0.75  per  share.
(8)     This  selling  stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with  the  resale  of  our  common stock under the Investment Agreement. The number of shares includes 181,819 underlying warrants which  are  exercisable  until  September  30,  2010  at US$0.55 per share. Michael Novielli and Douglas Leighton are the managing members  of  Dutchess  Capital  Management,  LLC  which  is  the  general  partner  to  Dutchess  Private  Equities  Fund, II, LP.
(9)     This  selling  stockholder is a foreign broker-dealer who holds the shares in a fiduciary capacity. Together Harry Vernon,
Shane  LePrevost,  John Davey and Frank LeMaistre have voting and investment control over the securities that this security holder owns  and  it  holds  an  26,666  shares  underlying  warrants which are exercisable until December 31, 2007 at US$1.25 per share.
(10)     This  selling stockholder is a non-public entity. Greg Li, this selling stockholder's director, has voting and investment control  over  the  securities  that  this  selling  stockholder  beneficially  owns.
(11)     This  is  a  registered  retirement  savings  plan.  Dawn  Rigby,  beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(12)     This  is  a  registered  retirement  savings  plan.  Helena  Lee,  beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(13)     This  is  a  registered  retirement  savings  plan.  Michael  Lee, beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(14)     This  selling stockholder is a trust whose beneficiary, Terry Allen, is an executive officer and director of our company.
Mr. Allen does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the  shares  within  the  meaning  of  the  Securities  Exchange  Act  of  1934,  as  amended.
(15)     This  selling  stockholder  is a natural person. The number of shares includes 2,430,000 shares underlying warrants which are  exercisable  until  July  16,  2006  at  US$0.75  per  share.
(16)     This  selling  stockholder is a natural person. The number of shares includes 37,903 shares underlying warrants which are exercisable  until  December  1,  2007  at  US$1.25  per  share.
(17)     This  selling  stockholder  is a non-public entity. Joshua Benjamin and Ariella Weis-Benjamin, this selling stockholder's directors,  have  voting  and  investment  control  over  the  securities  that  this  selling  stockholder  beneficially  owns.
(18)     This selling stockholder is a trust whose beneficiary, Paul Hookham, is an executive officer and director of our company.
Mr.  Hookham  does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own  the  shares  within  the  meaning  of  the  Securities  Exchange  Act  of  1934,  as  amended.
(19)     This  selling  stockholder is a natural person. The number of shares includes 37,903 shares underlying warrants which are exercisable  until  December  1,  2007  at  US$1.25  per  share.
(20)     This  selling  stockholder  is  a  non-public entity. Ron Ingarfield, this selling stockholder's director, has voting and investment  control  over  the  securities  that  this  selling  stockholder  beneficially  owns.
(21)     This  selling  stockholder  is  a  trust  whose  beneficiary, Bryce Mitchell, is an executive officer and director of our company.  Mr.  Mitchell  does  not  have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially  own  the  shares  within  the  meaning  of  the  Securities  Exchange  Act  of  1934,  as  amended.
(22)     This  selling stockholder is a foreign broker-dealer holding the shares in trust for the beneficial owner. The beneficial owner,  Walter V. Bychkowski, has voting and investment control of the securities that this selling stockholder beneficially owns.
(23)     This  selling stockholder is a foreign broker-dealer holding the shares in trust for the beneficial owner. The beneficial owner,  Armand  Thibodeau & Claudette Thibodeau, has voting and investment control of the securities that this selling stockholder beneficially  owns.
(24)     This  selling stockholder is a foreign broker-dealer holding the shares in trust for the beneficial owner. The beneficial owner,  Barry  Wolf,  has  voting  and  investment  control  of  the  securities  that this selling stockholder beneficially owns.
(25)     This  selling stockholder is a foreign broker-dealer holding the shares in trust for the beneficial owner. The beneficial owner,  Lynn  Wolf,  has  voting  and  investment  control  of  the  securities  that  this selling stockholder beneficially owns.
(26)     This  selling stockholder is a foregin broker-dealer holding the shares in trust for the beneficial owner. The beneficial owner,  Telecomsecurity  Mgmt. Company Ltd., Terry Hoffman, this beneficial owner's director, has voting and investment control of the  securities  that  this  selling  stockholder  beneficially  owns.
(27)     This  selling stockholder is a foreign broker-dealer holding the shares in trust for the beneficial owner. The beneficial owner,  Wilfred & Angelina Leimser, has voting and investment control of the securities that this selling stockholder beneficially owns.
(28)     This  is  a  registered  retirement  savings plan. Bernie McNeill, beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(29)     This  is  a  registered  retirement  savings plan. Larry Simister, beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(30)     This  is  a  registered  retirement  savings plan. Pamela McNeill, beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(31)     This  is  a  registered  retirement  savings  plan. Robert MacRae, beneficiary of the selling stockholder, has voting and investment  control  of  the  securities  that  this  selling  stockholder  beneficially  owns.
(32)     This selling stockholder is a trust whose beneficiary, Paul Hookham, is an executive officer and director of our company.
Mr.  Hookham  does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own  the  shares  within  the  meaning  of  the  Securities  Exchange  Act  of  1934,  as  amended.
(33)     This  selling  stockholder  is  a  non-public  entity.  Ric  Irving,  this selling stockholder's director, has voting and investment  control over the securities that this selling stockholder beneficially owns. This shareholder also holds an additional
117,033  shares  underlying  warrants  which  are  exercisable  until  December  31,  2007  at  US$1.25  per  share.
(34)     This  selling stockholder is a trust whose beneficiary, Terry Allen, is an executive officer and director of our company.
Mr. Allen does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the  shares  within  the  meaning  of  the  Securities  Exchange  Act  of  1934,  as  amended.
(35)     This  selling stockholder is a natural person. The number of shares includes 135,000 shares underlying warrants which are exercisable  until  December  1,  2007  at  US$1.25  per  share.
(36)     This  selling stockholder is a natural person. The number of shares includes 540,000 shares underlying warrants which are exercisable  until  July  16,  2006  at  US$0.75  per  share.
(37)     This  selling stockholder is a natural person. The number of shares includes 266,668 shares underlying warrants which are exercisable  until  December  1,  2007  at  US$1.25  per  share.

We have undertaken to maintain the registration current until the earlier of either six (6) or nine (9) months from the effective date of the registration statement of which this prospectus is a part, the date when all the securities registered thereunder have been sold or the date when selling stockholders may sell under Rule 144(k) under the Securities Act; provided, however, that our obligation with respect to Dutchess is not limited except to the extent the shares have either been sold under the registration statement or pursuant to Rule 144. We have agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the securities, including, but not limited to, all expenses and fees of preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of such items. We will not pay transfer taxes, selling commissions or underwriting discounts associated with any sales by the selling stockholders. We have agreed to indemnify the selling stockholders against civil liabilities, including liabilities under the Securities Act of 1933, arising from certain statements, omissions or violations relating to this offering. The selling stockholders have agreed to indemnify us and our directors and each officer signing the registration statement against liabilities relating to the information given to us by the selling stockholders in writing for inclusion in the registration statement, including liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

The term "selling stockholder" includes the selling stockholders listed herein and their pledgees, donees, transferees or other successors in interest. The selling stockholders, acting independently of us in making decisions with respect to the timing, manner and size of each sale, may sell the shares from time to time:

     - in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
     - in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
     -    at  prices  related  to  such  prevailing  market  prices;
     -    in  negotiated  transactions;
     -    in  a  combination  of  such  methods  of  sale;  or
     -    any  other  method  permitted  by  law.

Each of the selling stockholders, other than Dutchess, has agreed to limit sales and other dispositions of their shares, whether pursuant to this prospectus or otherwise during the 18-month period beginning on the effective date of the registration statement of which this prospectus forms a part. Under the agreement, the selling stockholders are entitled, during such period, to dispose of up to 25% of their shares if the trading price of our Common stock is equal to or greater than $1.00, a further 25% six months after the effective date, a further 25% one year after the effective date and the final 25% 18 months after the effective date of this Registration Statement. Dispositions by such stockholders during such period are not otherwise permitted without our consent. Pursuant to our agreements with Dutchess, we are prohibited from filing a registration statement covering resale of third party shares, such as the registration statement of which this prospectus forms a part, without Dutchess' prior consent. Dutchess has consented to inclusion of the shares offered by all selling stockholders herein subject to the stockholders' agreement to the foregoing trading restrictions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

     - engage in any stabilization activity in connection with any of the shares;
     - bid for or purchase any of the shares or any rights to acquire the shares;
     - attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
     - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

Dutchess and any broker-dealers who act in connection with the sale of its shares are deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

At the time a particular offer of the securities is made by or on behalf of a selling stockholder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares purchased from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. Under the securities laws of certain states, the shares may be sold by selling stockholders only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section should be read in conjunction with Risk Factors, our audited consolidated financial statements, interim consolidated financial statements and related notes included herein. Unless otherwise stated, all dollar amounts are stated in Canadian dollars.

Overview

We provide enterprise governance, risk and compliance (GRC) software and services. Our GRC software solution, Acertus , enables organizations to identify, measure and manage their information and physical risks and to assess their compliance with expanding regulatory requirements and evolving "best practices" standards.

The first commercial-ready version of our Acertus software was released in July 2004. Prior to that point, we had invested in software development and our revenue was substantially attributable to risk management consulting services. Following market introduction of the initial Acertus software application, we implemented our North American commercialization strategy. This involved three key initiatives including, (a) a corporate reorganization and reverse merger transaction, (b) investment in marketing and pre-sales activities, and (c) continued investment in ongoing development and support of our software. In January 2005, we also acquired the core Acertus Governance technology through the acquisition of Risk Governance, Inc., the licensee of that technology, in a share exchange. In 2005 we continued to enhance our software and invest in sales and marketing. In July 2005 we introduced new versions of our Acertus software applications. Accordingly, our financial performance in 2004 and continuing through 2005 reflects the investment and associated costs involved with transitioning our company from a services and development organization to a sales and marketing entity. While we believe our strategy has positioned us to compete favorably in the North American market, it has resulted and continues to result in significant expenditures, including large non-cash charges, which have contributed to increasing losses and shortages in working capital. Our ability to achieve profitability will depend, to a large extent, on our ability to leverage our investments to date to maximize our revenue through customer software licenses.

Reverse  Takeover  of  Applewood's  Restaurants,  Inc.

On October 19, 2004, Applewood's Restaruants, Inc., the former name of our company, consummated a share exchange with the shareholders of Securac, Inc., an Alberta company. Pursuant to the share exchange, Applewood's Restrauants, Inc. issued a total of 37,246,289 shares of common stock to the owners of Securac Inc. and assumed warrants whcih now entitle the holders to purchase an aggregate of 2,970,000 shares of our common stock at any time until July 16, 2006 at an exercise price of US$0.75 per share. As a result of the transaction, Securac Inc. became a wholly-owned subsidiary of our company, Securac, Inc. shareholders became the owners of more than 90% of our outstanding common stock, the management of Securac Inc. became the management of our company. and our company was transformed from a shell company into a company with an operating business. Accordingly, the transaction has been accounted for as a reverse takeover of our company by Securac Inc., the deemed acquirer for accounting purposes, and the historical financial statements of Securac, Inc. have been deemed the historical financial statements of our company. In connection with and as a condition to the share exchange, we completed a one-for-fifteen reverse split of our outstanding shares of common stock effective October 21, 2004.

RGI  Acquisition

On January 6, 2005, we acquired all of the outstanding stock of Risk Governance, Inc., a private Delaware corporation ("RGI"), in exchange for stock of our company valued at $1,147,722 for purposes of the transaction. The transaction was effected pursuant to a share purchase agreement entered into on the same date by our company with the shareholders of RGI. Pricing of the transaction was fixed in connection with a letter of intent previously entered into between our company and RGI. As a result of the acquisition, RGI is now a wholly-owned subsidiary of our company. The principal asset of RGI is a license to certain corporate governance software technology owned and developed by Risk Governance Ltd., a United Kingdom company under common ownership with RGI prior to the acquisition. The license gives RGI the right to commercialize applications of the software technology on an exclusive basis in North America in exchange for royalty payments to the licensor. See "Business - Intellectual Property" for a description of the license and "Certain Transactions" for a description of a related transaction in which a company owned and control by members of our management and board of directors simultaneously acquired the licensor company. Separate audited financial statements of Risk Governance, Inc. for 2003 and 2004, as well as related pro forma financial statements are included elsewhere herein. Other than the license, Risk Governance, Inc. has no material assets.

Critical  Accounting  Policies  and  Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations are based upon our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, with the exception of fiscal 2003. These Consolidated Financial Statements were prepared in accordance with Canadian generally accepted accounting principles, however, as disclosed in Note 2 under Summary of Accounting Policies, these principles also conform in all material respects with the accounting principles of the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect its more significant estimates and assumptions used in the preparation of its consolidated financial statements.

Revenue  Recognition

Our software products are licensed to our clients under the terms of our End User Enterprise License Agreement and Order Form, whereby consideration in the form of License fees are based on a subscription for a fixed term. Since the grant of the License is irrevocable and the License fee is non-refundable prior to the expiry of the fixed term, the License Fees are recorded as earned revenues when we invoice the client pursuant to the Order Form. Maintenance fees are initially deferred as unearned revenues and ratably recognized over the maintenance term. Implementation and professional services fees are recorded as earned, generally on a time and materials basis.

Allowance  for  Doubtful  Accounts

We evaluate the collectability of our trade receivables using a combination of factors. When we become aware of a specific customer's inability to meet its financial obligation to us, such as in the case of bankruptcy filings or deterioration in the customer's financial position, we record a specific reserve for bad debt to reduce the related receivable to the amount we reasonably believe is collectible. We also record reserves for bad debt for all other customers based on a variety of factors, including the length of time the receivables are past due and historical experience. If circumstances related to specific customers change, our estimates of the recoverability of receivables could be further adjusted.

Incentive  Compensation

Annual incentive bonuses are a significant part of Securac's compensation philosophy. These cash and stock option bonuses are generally tied to achieving certain firm-wide financial metrics and department level objectives. We generally accrue estimated annual cash bonus costs evenly over the fiscal year, with certain quarterly adjustments related to terminations and hiring and changes in expected financial or operational results. Incentive bonuses related to any fiscal year are generally paid on March 31 following the fiscal year end. In September 2003, the CICA issued CICA 3870 revised transitional provisions for "Stock-Based Compensation and Other Stock-Based Payments". This Section requires fair value based method of accounting for stock-based compensation and other stock-based payments. The recommendations of this Section have been applied retroactively commencing in our fiscal year beginning January 1, 2004.

Income  Taxes

Income taxes are provided for using the liability method whereby future tax assets and liabilities are recognized using current tax rates on the difference between the financial statement carrying amounts and the respective tax basis of the assets and liabilities. We provide a valuation allowance on future tax assets when it is more likely than not that such assets will not be realized.

Research  and  Development  Costs

Research costs are expensed as incurred. Development costs are also generally expensed as incurred unless such costs meet the criteria necessary for deferral and amortization. To qualify for deferral, the costs must relate to a technically feasible, identifiable product that we intend to produce and market, there must be a clearly defined market for the product and we must have the resources, or access to the resources, necessary to complete the development. We have not deferred any development costs to date.

Results  of  Operations

The following table shows our summarized operations data represented by items in our consolidated statements of income for the years ended December 31 and six months ended June 30.


                                              Unaudited
                                              Six months ended June 30
                                              Securac Inc.                Securac Inc.
STATEMENT OF OPERATIONS DATA:. . . . . . . .                       2003            2004          2003          2004
                                              --------------------------  --------------  ------------  ------------
  Revenue. . . . . . . . . . . . . . . . . .  $                 527,096   $     725,272   $   231,263   $   473,404
  Cost of sales. . . . . . . . . . . . . . .                    387,866         209,392       171,953       354,495
                                              --------------------------  --------------  ------------  ------------
  Gross profit . . . . . . . . . . . . . . .                    139,230         515,880        59,310       118,909
  Operating expenses
    General and administration . . . . . . .                    561,576         297,170       213,576       575,118
    Sales, marketing and investor relations.                    419,865         803,523       154,704       731,837
    Research and development . . . . . . . .                    391,197         795,302       281,853       680,808
    Professional fees. . . . . . . . . . . .                          -         734,378             -             -
    Stock based compensation.. . . . . . . .                          -       1,133,687             -     3,715,476
    Amortization and depreciation. . . . . .                     15,989          26,093         5,411         6,626
                                              --------------------------  --------------  ------------  ------------
  Loss from operations . . . . . . . . . . .                 (1,249,397)     (3,274,273)     (596,234)   (5,590,956)
  Other income (expense) . . . . . . . . . .                    (15,333)        (10,469)       (3,647)       (3,371)
  Net loss . . . . . . . . . . . . . . . . .                 (1,264,730)     (3,284,742)     (599,881)   (5,594,327)
  Net loss per share:. . . . . . . . . . . .                          0
    Total shares outstanding . . . . . . . .                 33,808,079      36,571,730    34,593,380    49,045,805
    Net loss per share . . . . . . . . . . .                     ($0.04)         ($0.09)       ($0.02)       ($0.12)

Revenue

Revenue from our business consists of annual subscription based license fees to our governance, risk assessment and compliance software products. Our licensing revenue is augmented with related revenue in annual maintenance installation, training and professional services.

We earned $725,272 in revenue in 2004, which represented a 27% increase over the prior year revenue of $527,096. The increase was primarily attributable to a software license sale to a major customer. Our first quarter 2005 revenue of $185,499 increased by $44,588, or 32%, compared with $140,911 in the comparable period in 2004. This increase is due primarily to growth in professional services to new and existing customers. Revenue in the first six months of 2005 increased to $473,404 from $231,263 due to doubling licensing revenue and increasing our professional services practice.

License Fees - This form of licensing allows customers to pay a minimum two-year
------------
subscription fee based on the number of users tied to a server. We generally bill and collect these fees upon receipt of the Order form and recognize the income when we invoice the client because the grant of the license is irrevocable and the License Fee is non-refundable prior to the expiry of the fixed term. As matter of policy, we book our Licensing Fees revenue to the extent possible in US dollars.

License Fees increased by 100% in 2004 to $145,278, compared to nil in 2003. The increase resulted primarily from the launch in July 2004 of the first commercial ready version of the software. For the first quarter of 2005 compared to 2004, License Fee revenue increased from $7,250 to $12,700 representing the sale of a project based Acertus License Fee to a Canadian chartered bank through one of our channel partners. This License was sold under a pilot project program that will potentially lead to a full enterprise license upon successful completion of the project. In the first six months of this fiscal year, licensing revenue doubled as a result of us deploying our software into a series of pilot projects.

Annual Maintenance - We anticipate that our customers will pay a separate Annual
------------------
Maintenance Fee based on our cost to provide knowledge database updates, version point updates, enhancements, access to the user community and Tier 1-2 telephone support. We plan to bill and collect these fees upon receipt of the order form and record the entire amount of the Annual Maintenance Fee in deferred revenue. As we deliver to the client our Annual Maintenance throughout the term of the subscription, we recognize the associated revenue on a straight-line basis. Though we anticipate recognizing Annual Maintenance fees later in 2005, we have historically not recognized Annual Maintenance fees.

Installation  and  Training  Fees  - Installation and training fees are revenues
---------------------------------
related to services in connection with software installations. Installation and Training Fees are recorded as earned, generally on a time and materials basis. The timing of the recording of Installation Fees is governed by the terms of the implementation contracts and other factors that can cause significant variations from year to year. Installation and training amounted to nil in 2004 as it was not required under our sales arrangements, and was $3,000 in 2003. In the three and six months ended 2004 and 2005, installation and training fees were invoiced or collected based on the project based nature of the licensing.

Professional  Services  -  Professional Services revenue is derived from clients
----------------------
who require risk management assessments, compliance assessments and assistance in integrating a risk management and governance framework into their organization. These fees are recorded as earned, generally on a time and materials basis. The timing of the recording of installation fees is governed by the terms of the professional services contracts and other factors that can cause significant variations from year to year. Professional Services revenue increased by 25% to $579,994 in the year ended 2004 from $463,789 in 2003 due to the addition of a second billable resource with a major client. Professional Services revenues increased to $172,799 in the first quarter of 2005 through an extension of a contract with a major client compared to $133,661 in the same period ended in 2004, and increased 105% to $274,005 in the six months ended June 30, 2005, from $133,661 in the corresponding prior year period. The increase was primarily attributable to more physical risk assessment engagements and increasing our scope of work with a major client.

Cost  of  Sales

Cost of sales decreased by 46% to $209,392 in 2004 from $387,866 in 2003. The decrease is primarily attributable to the decrease in the percentage of revenue attributable to professional services in 2004. The cost of sales for professional services is primarily the direct labor cost of carrying out our professional engagements. Cost of sales increased from $92,038 in the first quarter of 2004 to $179,769 in the first quarter of 2005 representing the direct labour cost to Securac in carrying out its professional services activities. It is important to note here that in the last quarter of 2004, there was a deferment of $78,503 that was invoiced to us by a subcontractor in January, 2005 and subsequently recorded in the first quarter of 2005 resulting in abnormally higher cost of sales and lower margin. We do not anticipate this happening again in the foreseeable future. In the six months ended June 30, 2005, cost of sales increased to $354,495 compared to $171,263 as a result of increased direct labour required to carry out the engagements.

Expenses

General and Administrative - General and Administrative expenses ("G&A") consist
--------------------------
of management and administrative salaries and benefits, insurance, software and data costs, computer leasing, rent, legal and related expenses required to support our R&D, sales and marketing initiatives. G&A decreased by 47% to $297,170 in 2004 from $561,576 in 2003. The decrease was attributable to the reclassification of professional fees into its own line item, as this was an extraordinary expense directly related to the reverse merger transaction. G&A increased to $305,946 in the first quarter of 2005 from $142,472 in the same period in 2004 reflecting the increase of operational activity associated with growing our business from straight R&D activities to full commercialization. For the six months ended June 30, 2005, G&A increased by 63% to $575,118 from $213,576 for the comparable prior year period as these two quarters represented a significant increase in corporate activity compared to last year.

Marketing,  Sales  and  Investor  Relations - These expenses increased by 91% to
-------------------------------------------
$803,523 in 2004 from $419,865 in 2003. The increase was primarily attributable to implementing an investor relations program as well as increased sales and marketing activities. These expenses further increased to $613,429 in the first quarter of 2005 from $51,887 in the same period in 2004. This increase represents the travel, meals, and legal expenditures related to our private placement equity financing and our increased sales and marketing activities as we expanded into the United States. . During the six months ended June 30, 2005, these expenses increased to $731,837 from the comparable prior year period amount of $154,704, which increase is attributable to increased sales and marketing activities following commercial launch of our software in July 2004.

Research  and  Development  -  Research  and  Development  expenses  ("R&D") are
--------------------------
expensed as incurred unless such costs meet the criteria necessary for deferral and amortization. To qualify for deferral, the costs must relate to a technically feasible, identifiable product that we intend to produce and market, there must be a clearly defined market for the product and we must have the resources, or access to the resources, necessary to complete the development. We have not deferred any development costs to date. Since March 2004, substantially all of our R&D activities have been conducted through Securac Technologies Inc., a company that is owned indirectly and controlled by Messrs. Terry Allen, Paul Hookham and Bryce Mitchell, and. is considered a Canadian Controlled Private Corporation ("CCPC") for Canadian tax purposes. While we pay for the R&D activities incurred by the CCPC, the costs are significantly less than if the R&D activities were incurred directly by us, due to the qualification of a CCPC for investment tax credits and research grants that would not otherwise be available to a U.S. publicly traded entity. Payment of R&D expenses is made pursuant to a license agreement and is on a time and materials basis. See "Business - Intellectual Property and Licenses" for a more detailed description of the terms of these arrangements.

Securac focuses its research and development efforts on improving and enhancing its existing solution offerings as well as developing new solutions. The research and development organization's responsibilities include product management, product development and software maintenance and solution release management.

R&D expenses increased by 103% in 2004 to $795,302 from $391,197 in 2003. The increase was primarily attributable to increasing the number of our headcount as a result of internalizing our research, development and testing staff and completing our outsourced programming initiative R&D expenses increased substantially in the first quarter of 2005 to $407,563 from $124,011 in the same period in 2004, and in the six months ended 2005, our R&D expenses increased by 141.5% to $680,808 in 2005 from $281,853 in 2004.

Stock Based Compensation - Since Securac did not have a stock based compensation
------------------------
plan in fiscal 2002 and 2003, no expenditures were incurred. On August 3, 2004, we issued 954,216 shares to an employee in connection with his severance. These shares were deemed to be issued at their fair market value of US$0.58 per common share, which was based on the sale of similar sized blocks of shares to arm's length parties during the same time period. The resultant compensation in the amount of $553,445 has been charged to Stock Based Compensation with a corresponding credit to share capital. An additional issuance of 500,000 shares to two former affiliates of Securac Corp. (pre-RTO) was recorded as a condition of closing the reverse merger transaction resulting in a charge of $314,525. The remaining balance in the Stock Based Compensation account consists of private placement finder's fees, options and warrants valued using the Black-Scholes option pricing model for a total of $265,717.

Stock based compensation for the three months ended March 30, 2005 was 706,186 compared to nil in the same quarter last year, and for the six months ended 2005 was $3,715,476 compared to nil in the same period last year.

Amortization  And  Depreciation  -  This  consists  of  the  amortization  of  a
-------------------------------
distribution right and the depreciation of computer equipment. The amortization of the distribution right relates to a license agreement dated August 29, 2002, pursuant to which we own a non-exclusive right and license to sell, lease, service, maintain, operate and use the Risk Watch software in Canada for a period of one year which was subsequently written down in 2004, as we ceased promoting this software. In 2003 and year ended 2004 we amortized $15,989, and $26,093 respectively. In the first quarter of 2005 we recorded $3,313 compared to $4,339 in the same period last year. In the first six months of 2005 these expenses were $3,371 compared to $3,647 as the declining balance formula begins to take effect.

Income  Taxes

At December 31, 2004, we had U.S. net operating loss carry-forwards of approximately $950,000 that may be offset against future taxable income from the year 2005 through 2024. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Since there was a change of ownership arising from the reverse merger transaction, net operating loss carryforwards may be limited as to use in the future years.

Foreign  Currency

We realize a significant portion of our revenue in U.S. dollars. At present, there is no policy in place to manage foreign currency risk.

Liquidity  and  Capital  Resources

As of June 30, 2005, we had a working capital deficit of $1,193,057 and an accumulated deficit of $10,887,325. We have incurred operating losses since inception. For the six months ended June 30, 2005, we incurred a net loss of $5,594,327, of which $3,722,102 was attributable to non-cash expenses. Our activities have been funded principally through equity and debt financings.

Our existing cash resources, together with anticipated funds from operations, are insufficient to fund our planned operations during the next 12 months. As a result, we are dependent upon receipt of proceeds from additional equity and/or debt financings to continue our plan of operations. We do not presently have commitments from funding sources sufficient to satisfy our needs. There can be no assurance that any financing will be available on terms satisfactory to us or at all. If we are unable to secure additional funding as and when needed, we may be forced to scale back the level and scope of our planned operations.

Principal  Financial  Commitments

As of June 30, 2005, our principal financial commitments consisted of trade payables, obligations under office and capital leases and notes payable to unrelated parties consisting of (a) $79,166.68 owing to the vendors of Brycol Consulting Ltd. arising from the acquisition of all the outstanding common shares on March 31, 2004 (see Note 10, Business Acquisitions of the 2004 Audited Financial Statements) that is non-interest bearing, unsecured and payable in equal monthly instalments commencing April 1, 2005; (b) US$243,460 owing to Generation Capital Associates at a term interest rate of 6% payable on demand as of May 31, 2005 that is jointly and severally guaranteed by Messrs. Terry Allen, Paul Hookham and Bryce Mitchell; (c) $30,000 owing to a former employee at an annual interest rate of 12%, to be repaid with principal and interest on October 31, 2005; and (d) $60,000 owing to an individual, that is due and payable on or before July 31, 2005 together with $10,000 interest that has been subsequently deferred with the consent of the holder until we receive sufficient financing to repay the principal and interest.

Dutchess  Financings

On September 30, 2005, we entered into a series of definitive agreements with two affiliated funds, Dutchess Private Equities Fund, L.P. and Dutchess Private Equities Fund, II, L.P. (collectively, "Dutchess"), under which Dutchess established the Investment Agreement in our favour. Under the terms of the Investment Agreement, Dutchess provided us with US$300,000 in principal amount of short-term convertible debt and agreed to provide us with an additional US$200,000 principal amount of such debt upon the initial filing with the Securities and Exchange Commission of the registration statement of which this prospectus forms a part, and established what is commonly referred to as an equity line of credit in our favor. The terms of these transactions are summarized below.

Convertible  Debt
-----------------

Pursuant to the terms of a subscription agreement and related debenture agreement, Dutchess purchased US$300,000 principal amount of our newly issued short-term convertible debentures and agreed to purchase an additional
US$200,000 in principal amount of such debentures upon our filing of a contemplated resale registration statement with the Securities and Exchange Commission (as described below; the "Registration Statement"). After expenses, we received US$252,925 in net proceeds from the initial funding. The debentures bear interest at 10% per annum, are subject to a 25% redemption premium. Principal, interest and the redemption premium are payable monthly during the first year. We have the right to redeem the debentures prior to maturity, and are required to redeem the debentures if and to the extent we receive proceeds from any subsequent financing in excess of US$500,000. If the debentures are not repaid in full or converted prior thereto, the debentures mature on the fifth anniversary of the Closing Date, at which time any amounts outstanding thereunder will automatically convert into our common stock.

The conversion price of the debentures will be fixed at the time we file the Registration Statement with the SEC. The conversion price is calculated as the lower of US$0.55 per share and the lowest closing bid price of our common stock between the issuance date of September 30, 2005 and the filing of the Registration Statement. If the Registration Statement is not declared effective within 12 months of the Closing Date, the holder may elect for the conversion price to become variable, calculated as a 30% discount from the market price at the time of conversion. To facilitate issuance of shares upon conversion and to provide additional comfort to the investor that the shares will be so issued, we placed 909,090 newly issued shares of common stock in escrow with a third party pending conversion of the debentures. To the extent we repay the debentures prior to conversion, these shares are to be returned to us for cancellation.

The debentures are repayable in twelve consecutive monthly installments each in the amount of US$54,345.18, commencing on November 1, 2005. An initial US$4,125.96 installment, consisting of interest only, was due and paid on October 1, 2005. Any excess monthly payment will be applied to principal.

Upon an event of default (as defined in the debenture agreement), we may be subject to an initial penalty equal to 10% of the face amount of the debentures, and an additional penalty equal to 2.5% of the face amount for each month (prorated for partial periods) that the event of default continues. We are entitled to notice and an opportunity to redeem the debentures prior to triggering any such penalties.

Our obligations under the debentures are secured by a general security interest in all of our assets, as well as a pledge of shares (valued at 150% of the funding amount) owned by certain of our trust stockholders, the beneficiaries of whom include certain of our directors and management. The security agreement contains, among other things, restrictions on our ability to incur additional indebtedness, declare dividends and grant security interests in our assets.

In connection with the investment, and as contemplated by the subscription agreement, we also issued to the investor a warrant to purchase 181,819 shares of our common stock at an exercise price of US$0.55 per share (subject to adjustment for stock splits and the like, as well as below market issuances). The warrant is exercisable at any time until September 30, 2010, five years from the Closing Date. The warrant includes a cashless exercise provision which is triggered in the event the Registration Statement is not declared effective within 12 months from the Closing Date.

Pursuant to a debenture registration rights agreement, we have agreed to file this Registration Statement with the SEC within 30 days of the Closing Date, and to use our best efforts to cause the same to be declared effective within 90 days of the filing date. This Registration Statement must cover the shares underlying the debenture, as well as the shares underlying the warrant. We may also include in this Registration Statement shares held by our existing stockholders, provided that such stockholders agree to restrictions on resale acceptable to the investor.

We will incur significant penalties in the form of liquidated damages and otherwise for breaches and failure to comply with the commitments contained in the various agreements, including, without limitation, our failure to file this Registration Statement and to cause the same to be declared effective and remain effective within the agreed upon time periods.

Until the earlier to occur of one year from the effective date of this Registration Statement and repayment of the debentures, we have agreed not to engage in certain equity-based financings without the consent of the holder of the debentures. We have also granted the holder of the debentures a right of first refusal with respect to certain financings during the 12 months following the Closing Date or such longer period, if any, as the debentures remain outstanding.

We were introduced to Dutchess through an agent who is a registered broker-dealer. We have agreed to pay them 7% in respect of actual drawdowns under the Investment Agreement described below and, in respect of the convertible debt financing, 3% upon initial funding and an additional 4% if and when converted into equity.


Investment  Agreement
---------------------

We also entered into an investment agreement with Dutchess Private Equities Fund, L.P., pursuant to which the investor committed to purchase, under certain conditions, up to US$10,000,000 in aggregate purchase price of our common stock from time to time over a 36-month period beginning on the date of effectiveness of a resale registration statement covering the underlying shares (the "Investment Agreement Registration"). Under the agreement, provided the Investment Agreement Registration is effective, we are entitled to put shares of our common stock to the investor from time to time, subject to a maximum dollar amount for each put, at our election, of (i) US$200,000 or (ii) 200% of the average daily dollar volume prior to the put date (calculated in accordance with the agreement); subject to a maximum single put amount of US$1,000,000. The purchase price for each put is equal to 95% of the lowest closing bid price of the common stock during the five (5) trading days immediately following the put notice. Notwithstanding the foregoing, the investor shall not be required to purchase pursuant to any put more than an amount equal to the average daily dollar volume during the five trading-day pricing period following the put date (calculated in accordance with the agreement). We are not entitled to deliver a put notice under the agreement more frequently than once every seven trading days. If the market price of the common stock over the pricing period immediately following the put notice drops by more than 25% from the pre put notice level (during the 10 trading days prior to the put notice), we may withdraw the put notice, at our sole discretion.

As noted above, our ability to draw down on the Investment Agreement is subject to achieving and maintaining an effective Investment Agreement Registration for the requisite number of shares. The number of shares issuable under the Investment Agreement is not presently known, as it is based upon the trading price of our common stock at the time of each draw down. Our ability to draw down on the Investment Agreement will be limited to the extent the trading volume in our common stock is low and to the extent the market price of our common stock is low.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. For example, if our share price were to stay at US$0.45 during the term of the Investment Agreement, we would have to issue 23,391,813 shares of common stock to fully access the Investment Agreement. The Investment Agreement is generally terminable by the Company at any time provided there is no outstanding balance under the convertible debentures.

We have agreed to file the Investment Agreement Registration with the SEC within 30 days of the Closing Date, and to use our best efforts to cause the same to be declared effective within 90 days of the filing date. The agreement does not contain liquidated damages for failure to comply with the registration commitments.

                                    BUSINESS
General

We are engaged in development and commercialization of enterprise governance, risk and compliance (GRC) software and services. Our GRC software solution enables organizations to identify, measure and manage their information and physical risks and to assess their compliance with expanding regulatory requirements and evolving "best practices" standards.
The initial application of our Acertus software first became available for commercialization in mid-2004. Prior to that time, substantially all of our revenue was attributable to GRC-related consulting services. Our customers include, among others, Research in Motion, Canadian Imperial Bank of Commerce, Cisco Systems, Celero Solutions, Mercer Consulting, Noranda, the Ontario Ministry of Transportation, and the Canada Border Service Agency.

Our integrated software platform, Acertus , provides users with a comprehensive process-driven approach designed to offer a web-based roadmap for risk mitigation, corporate security and compliance. Using the Acertus software, users can input information regarding all of an organization's physical and operational assets. This information is then processed and measured against industry regulations and best practice standards. Based on the enterprise's risk tolerance, our software determines the strengths and weaknesses in the organization and assigns dollar values to all potential risks and non-compliances. This information allows the organization to determine cost saving solutions while improving efficiencies and providing an industry advantage.

Part of our commercialization strategy involves alliances with leading global software providers, system integrators and consulting organizations. To date, we have entered into alliances with companies such as SAP, Deloitte & Touche, IBM, Grant Thornton, and Compuware. These alliances are designed to facilitate product acceptance and distribution of our risk management software to customers. In 2005, we became a certified channel partner with SAP, a global leader in Enterprise Resource Planning software, and the world's largest inter-enterprise software company and third-largest independent software supplier overall with 12 million users and 88,000 installations. As a result, our Acertus software is certified under SAP's NetWeaver platform, allowing it to integrate Acertus seamlessly to the core SAP application. With the completion of the Acertus certification process, we have received access to the primary customers of SAP NetWeaver along with the right to use the SAP tagline "Powered by SAP NetWeaver ".

We license substantially all of the technology comprising our Acertus software pursuant to two principal license agreements with licensor companies owned indirectly and controlled by Messrs. Terry Allen, Paul Hookham and Bryce Mitchell. We do not conduct our own research and development activities, and rely substantially on the efforts of those companies for continued research and development, which we fund on a time and materials basis pursuant to the agreements. See "Business - Intellectual Property and Licenses" for a more detailed description of the terms of these arrangements.

Our headquarters are located at 2500, 520 - 5th Avenue S.W., Calgary, Alberta T2P 3R7 and our telephone number is 403-225-0403. Our wholly-owned subsidiary, Securac, Inc., maintains a website located at www.securac.net. The information contained on the website is expressly not incorporated in this report.

Corporate  history

We are a Nevada corporation, organized in June 1985. For less than one year in the mid 1980s we owned and operated a restaurant business. Thereafter, we were dormant with no operating business, until we engaged in the RTO with Securac, Inc., an Alberta corporation organized in March 2002. Prior to the RTO, the name of our company was Applewoods Restaurant's Inc. In connection with the RTO, Securac, Inc. became a wholly-owned subsidiary of our company, shareholders of Securac Inc. acquired control of our company, the business and management of Securac Inc. became the business and management of our company, we changed the name of our company to Securac Corp.and we effected a 1:15 reverse split of our common stock. See "Selling Stockholders" and "Management's Discussion and Analysis or Plan of Operations- Reverse Takeover of Applewoods Restaurant's Inc." for a description of the RTO.

In August 2004, we acquired 100% of the assets of Telecom-securitymanagement.com Ltd. o/a Hoffman and Company ("Hoffman"). This acquisition provided us with the opportunity to leverage Hoffman's existing client base and traction in eastern Canada which increased our presence in this market (see Note 10, Business Acquisitions in the 2004 Audited Financial Statements).

In January 2005, we acquired all of the outstanding stock of Risk Governance, Inc., a Delaware company that licenses software technology we use in Acertus Governance, in a share exchange transaction, and a company owned and controlled by members of our management and board of directors acquired the licensor of such technology. See "Certain Transactions".

Our  Industry

Risk is inherent in all organizations. Organizations participating in today's environment are exposed to an ever-increasing amount and variety of risks. Types of risk include:


   Strategic . .     Information Technology
   Political . .     Transaction
   Cultural. . .     Regulatory and Compliance
   Economic. . .     Information
   Environmental     Privacy
   Operational .     Physical Security
   Project . . .     Investment
   Financial . .     Credit
   Currency. . .     Market
   Product . . .     Reputation

Our business is focused on risk management and, more particularly, enterprise risk management. Enterprise risk management is generally defined as a process implemented by and throughout an organization designed to (i) identify potential events that may affect the organization, its operation and assets, (ii) manage risks to be within levels deemed acceptable, and (iii) help assure that the organization's objectives are achieved.

We believe that governance, risk assessment and compliance comprise the core elements of an effective enterprise risk management program. As such, we use the terms "GRC management" and "enterprise risk management" interchangeably in this prospectus. Organizations use governance to set strategies and objectives, the tone of the organization, policies, risk appetites and accountability. Governance assists organizations in monitoring performance. Risk assessment is used to identify and assess the risks that may affect an organization's ability to achieve its objectives and determine risk response strategies and control activities. Compliance completes the process by helping to ensure that organizations operate in accordance with their own objectives, internal policies and guidelines, as well as applicable laws and regulations.

The  goals  of  establishing  a  GRC  management  program  include:

     -    improving  confidence  in  operational  and  financial  integrity;
     - maintaining accurate and timely information that enhances visibility, measurement, management and sharing of risk;
     - accurately measuring risk through a consistent and systematic approach, as opposed to disparate views that are reactively managed;
     - measuring risks not only at the system or project level, gives visibility from the business-process and business-unit level, as well as from the organization wide view of risk management;
     - providing consistency in terminology, measurement, compliance and risk tolerance; and
     - quantifying and justifying risk decisions to support accurate response and decision making.

GRC management programs and practices vary widely within and among organizations. While standards are evolving, the United States Sentencing Commission and the Office of Inspector General have established a 7-step guideline for organizations seeking to implement an effective GRC management program:

     -    Define  and  document  policies,  procedures  and  controls.
     - Demonstrate a commitment from the top of the organization including high-level oversight of compliance programs.
     -    Use  due  care  in  delegating  authority throughout the organization.
     - Effectively communicate and prioritize compliance policies, procedures and controls.
     - Audit, monitor and report ongoing efforts including the establishment of a whistleblower system.
     -    Uniform  enforcement  and  remediation.
     -    Ongoing  process  improvement  to  prevent  further/future  offenses.

Current  Approach  to  Risk  Management
---------------------------------------
Elements of risk management have long been practiced by organizations. Identifying and prioritizing risks, either in anticipation of future events or in hindsight following negative events, has long been a standard management activity. Treating risks by transfer, through insurance or other financial products, has become common practice, as has been contingency planning and crisis management.

Historically and continuing through today, organizations have generally attempted to address and manage the wide-ranging risks in an individual and isolated manner. Organizations typically rely on internal personnel within various departments in combination with outside consultants to support their risk management activities. To a large extent, these activities have been supported by manual processes. Organizations that have developed their internal technology enough to use automated processes are still limited to specific applications in which risks are often not efficiently integrated with one another. While management of certain types of risk, such as credit or currency risk, involve established disciplines, management of most other risks, which are broadly categorized as operational risks, do not involve clear guidelines. As a result, risk management activities vary widely in scope, degree and methodology among and within an organization's departments

Our  Strategy

Our objective is to become the leading GRC software solution provider in North America. Set forth below are key elements of our strategy.

Leverage  Strategic  Relationships
----------------------------------
We have established and expect to continue to establish alliances with leading companies to drive sales growth through reseller arrangements and joint projects. These consist of independent software vendors, system integrators, audit firms and specialized consulting firms with expertise in a variety of aspects of GRC management. Together with our channel partners, who include SAP, Deloitte & Touche, IBM, Grant Thornton and Compuware, we are able to provide end-to-end solutions and services to our customers.

Introduce  New  Application  Specific Modules and Enhance Software Functionality
--------------------------------------------------------------------------------
Our Acertus software includes special knowledge databases and questions sets, or application-specific GRC modules, which are tailored to the needs of specific applications. For example, we currently have modules available for the following applications: physical security, information security, ISO 17799 and BS7799, Basel II Accord, Information Technology, Education, and Occupational Health & Safety. We are developing a module designed specifically for compliance with the Sarbanes-Oxley Act of 2002 and related rules. In the future we intend to develop additional modules for other relevant sectors and to otherwise continually improve and enhance the functionality of our software to meet the needs of our customers.

Increase  Our  Sales  Force
---------------------------
We plan to increase the size of our direct sales force in strategic areas in the United States and Canada. We anticipate supporting the continued growth and productivity of our sales force by implementing new hire screening and evaluation processes, as well as with our in-house established professional sales process and externally delivered professional sales training. Our ability to grow our direct sales force, in particular, will depend on the availability of sufficient financing.

Focus  on  Acertus  Implementation  Plan
----------------------------------------
Our implementation plan is designed to facilitate rapid and complete adoption of our Acertus software by our customers. The implementation process includes a detailed clarification and planning session which involves the customer in identifying areas of key focus. We have designed this process to maximize the user implementation experience, promote behavioral change at all levels and increase the success of the process. Our implementation plan incorporates proven project management principles including change management, user adoption and adult learning to create self-sufficiency and ensure that customer's investments in our solutions are well managed and achieve their financial and operational objectives.

Pursue  Strategic  Acquisitions
-------------------------------
Our current growth strategy includes the acquisition of smaller companies that specifically aim at deepening our technology and that enhance our product offerings, strengthen our geographic reach and broaden our offering in particular industries. We acquired a private company which provided the technology included in the governance functionality of our software. We also acquired a technology and risk consulting firm, specializing in physical risk management solutions. These acquisitions added to our product and service offering and further grew our technology base

Products  and  Services

Our  Acertus  software  solution  is  comprised  of  two principal applications:
Acertus Governance and Acertus Risk Assessment and Compliance. Our solution is an analytic decision support tool that assists organizations in implementing a comprehensive GRC management solution.

Acertus  Technology

Our  Acertus  software  incorporates  a  number  of  technologies  including:

     -    specialized  risk  analysis  algorithms;
     - comprehensive knowledge databases and predefined risk analysis templates;
     - proven risk assessment methodology and sophisticated analytics, as opposed to disassociated spreadsheets, word processing and paper-based processes that conform to multiple methodologies;
     - examination of internal and external knowledge bases in order to produce the information needed by executives to properly govern and protect their organization's assets
     - reporting capabilities that assist organization in assessing their current risk posture;
     - a powerful survey engine to show areas of vulnerability and compliance;
     - Asset Annual Loss Expectancy, containing detailed empirical information and the associated cost/benefit of potential safeguards and controls.

Acertus  Governance

Acertus Governance assists organizations in setting strategic risk targets, action plans and accountability to various regulatory and industry frameworks. Organizations implementing Acertus Governance are given an overall view of the organization's strategic risks. This visualization is achieved through a graphical dashboard-like interface showing the complete risk portfolio at a glance, and allowing de-centralized risk assessment and accountability throughout the organization. Potential threats can be subjectively measured and action plans can be created and tracked to address each threat. The application includes comprehensive reporting of risks, action plans, audit trails, control registers and trend reports, among others. It provides visual alerts and emails to promote early warning of non-compliance and deteriorating risks.

Accountability for each risk, control and action plan can be assigned and readily viewed. Information is presented graphically in a spider diagram with drill-down capabilities, enabling users to conveniently access detailed information about risks and the controls that are being used to manage them. For example, each leg of a spider diagram represents a domain and contains all information regarding risks, action plans, audit trails, control registers and trend reports, among others. By clicking a specific leg, the diagram expands to display the areas that are in relation to the parent but with more detailed information. Users can continue to drill-down until they have reached the beginning of one particular risk path. The source would be the department or individual responsible for that area/risk and any action/mitigation plans or controls that are in place.

Users can select modules for their particular needs. For example, this may include Basel II and ISO 17799. The application then becomes parameter-driven by keeping the user within the constraints of the selected module but still allows for customization without sacrificing data integration integrity.

Acertus  Risk  Assessment  and  Compliance

Acertus Risk Assessment and Compliance is designed to provide a complete and comprehensive view of all risks as they pertain to the objectives and assets of an organization. It helps users assess the threats and vulnerabilities of an organization's assets, by guiding users through a seven-stage data entry process. Throughout the process, users are prompted to assign levels of importance and monetary value to each asset. A detailed report is then produced. The report is itemized based on an asset's level of importance, function and monetary value. The report lists all assets, complete with all potential risks and the quantified monetary impact a specific risk could have on a specific asset.

Risk Assessment and Compliance also permits users to enter data regarding controls that have been adopted to protect against asset threats and to ensure compliance with regulations, internal policies and guidelines. The software includes an email survey feature which allows users to send standard or customized surveys to predefined participants to monitor level of compliance with controls.

Acertus Risk Assessment and Compliance includes special knowledge databases and questions sets, or application-specific GRC modules, which are tailored to the needs of specific GRC applications. The following application-specific GRC modules are currently available:

     Physical  Security - automates risk analysis for physical security reviews,
     ------------------
audits and vulnerability assessments of facilities and personnel. It is ideally suited for enterprises with multiple facilities, buildings or campuses. Security threats addressed include crimes against property or people (CAP), equipment or systems failure, terrorism, natural disasters, fire and bomb threats.

     Information  Security,  ISO  17799 and BS7799 - automates risk analysis for
     ---------------------------------------------
security reviews, audits and vulnerability assessments of information technology systems and applications. If an information security management system (ISMS) is in place, it assesses how effective it is. If an ISMS is not in place, it assists in the setting up of controls surrounding an ISMS. Security threats include unauthorized access, malicious code, hardware and software failures, misuse of data, as well as fire and other threats to data facilities.

     Information Technology - automates risk analysis for the assessment and gap
     ----------------------
analysis associated with information assets including hardware and the environment that they reside in.

     Basel  II  Accord  -  automates risk analysis, assessment, gap analysis and
     -----------------
management requirements associated with internal and external regulatory requirements for Basel II Accord compliance by banking and other financial institutions.

     Education  -  automates  risk  analysis,  assessment,  gap  analysis  and
     ---------
management requirements associated with internal and external regulatory requirements based on the Safe Schools Best Practices and other regulations and legislation put in place by the state/jurisdiction in which the institution resides, as well as, federal regulations.

     Occupational Health and Safety (OH&S) - automates risk analysis, gap analysis, audits and reporting associated with regulatory and corporate requirements for health and safety. Areas of focus include management leadership and organizational commitment; hazard identification, control and assessment; qualification, orientation and training; emergency response; inspections, internal audits, accident and incident investigation; and program administration.

We intend to release from time to time additional application-specific GRC modules for Acertus Risk Assessment and Compliance. Initially we plan to release a module for compliance with Sarbanes-Oxley Act of 2002 and related regulatory initiatives. Other modules we may consider introducing include Health Insurance Portability and Accountability (HIPAA), various Privacy Acts, Patient Safety, Customs Trade-Partnership Against Terrorism (CT-PAT) and Airport Security.

Product  Enhancements

We continuously seek to improve the performance and enhance the functionality of our software. Accordingly, from time to time we anticipate releasing new product versions. Acertus Risk Assessment and Compliance 2005-A and Acertus Governance 2005-A, which were released in Summer 2005, included the following enhancements:

     -    multi-lingual  capability;
     -    improved  audit  trail  implementation;
     -    updating  the  graphical  user  interface;
     - updating the offline workshop tool and improving the ability to import information from or export results into XML files; and
     - complete integration between Acertus Governance and Acertus Risk Assessment and Compliance.

With the latest versions of Acertus recently released, we are currently researching further future enhancements. This research involves gathering feedback from our clients, sales team and development team, as well as continuous monitoring of the market place to identify emerging trends.

Professional  Services

We offer a full range of implementation, training and consulting services to our customers and systems integrators.

Implementation  Services

Our implementation services include the installation of our software either remotely from our support center or onsite by one of our installation consultants. We offer implementation services on a time-and-materials basis.

Training  Services

We offer customers and systems integrators a full range of training and education services for our software, including classroom, onsite, shadowing and web-based training.

Consulting  Services

We offer a variety of consulting services to organizations in order to help them use our software more efficiently and effectively. For example, some of the consulting services we offer are in the area of compliance and audit assessments such as Basel II, BS7799 and ISO 17799 assessments. We also provide risk assessments in the areas of physical risk, business continuity planning, performance measurement and information security auditing. Additionally, we offer numerous other IT professional services options such as quality assurance and quality control, project management, business analysis and software development.

Maintenance  and  Technical  Support

We offer maintenance and technical support on a centralized basis from our headquarters in Calgary, Alberta. Our Customer Maintenance and Technical Support include the following:

Ongoing  Support  Services

Our ongoing Support Services ensures that our services are available and optimally configured for our customers. Through continuous remote monitoring we can analyze system and user behavior when appropriate and intervene to make adjustments to prevent anticipated problems from occurring. This ensures all essential services are available to our customers when they need them. We currently offer full maintenance and support to all customers. With our Support Services program, customers have both telephone and online access to our support center. Through this direct contact, customers can gain access to technical support as well as software updates and maintenance.

Customer  Support  Monitoring

We continuously monitor our internal system performance to ensure our customer's expectations are being met. Our support team produces monthly performance metrics such as incident speed of response, storage capacity and projected utilization. These reports are reviewed with senior management in scheduled monthly review meetings to address any areas of concern and future budget requirements.

Customers

We have established a number of customer relationships with companies who are leaders in their respective fields as a means to build brand awareness and continued success. These organizations include:


-  Barrie City Police
-  Canada Border Services Agency
-  Celero Solutions. . . . . . . . . . . .  -  MCubed Inc.
-  Cisco Systems, Inc. . . . . . . . . . .  -  Mercer Human Resource Consulting
-  City of Edmonton. . . . . . . . . . . .  -  Noranda
-  Coca Cola HBC . . . . . . . . . . . . .  -  Ontario Ministry of Transportation
-  Deloitte & Touche LLP . . . . . . . . .  -  Public Works & Government Services Canada
-  Diamond Schmitt Architects Incorporated  -  SNC LAVALIN Profac
-  Government of Saskatchewan. . . . . . .  -  Toronto Catholic School Board
-  Humber College. . . . . . . . . . . . .  -  WestJet Airlines Ltd.
-  Lea Consulting Ltd. . . . . . . . . . .  -  York Regional School Board


The following examples are brief customer illustrations of the different ways our customers have implemented our Acertus software and services solutions to assist in solving their GRC management needs.

Large  Publicly  Traded  Technology  Company

A large publicly traded technology company, which has world-wide offices and an extensive worldwide distribution network, implemented our Acertus Risk Assessment and Compliance software to perform a detailed risk assessment on their IT infrastructure. The company is subject to the BS 7799 standard, and required a software that would satisfy the requirements of that standard. The assessment was designed to reveal any threats and/or vulnerabilities that existed in their IT domain. The results of the assessment triggered the initiation or deployment of appropriate controls or safeguards in the organization to mitigate the risk exposure to their IT infrastructure, which formed the backbone of their operations.

Large  Publicly  Traded  Shipping  Company

As a large publicly traded shipping company, this organization was faced with managing risks, governance and compliance in all areas of its operation. One of its executive was charged with collating and ensuring that policies and procedures were being followed and that all risks, vulnerabilities and/or non-compliance were identified and managed. The main problem that this executive encountered was that the aggregation and comprehensive view of the situation was very difficult. Each reporting entity within the organization had a unique way of measuring and managing risk, vulnerabilities and/or non-compliance and a consolidated corporate-wide report would be meaningless.

Our Acertus Governance module enabled the organization to have optimal visibility of the risks to their businesses and provided tangible evidence of their desire to adopt a strong corporate governance standard. This was achieved through a graphical executive "dashboard" showing the complete risk portfolio at a glance, entrenching accountability and intelligent risk-taking throughout the organization.

Marketing  and  Sales

We rely on a combination of our own sales force and channel partner relationships to market and sell our software and services. Our direct sales force presently consists of a team of nine account executives and professional services consultants. Our sales team is based out of Calgary, Alberta. Subject to availability of financing, we intend to expand our sales force in North America. Our sales professionals possess comprehensive technology and domain expertise that allow them to educate potential clients on the benefits of our GRC solutions. Our professional services consultants work in tandem with the account executives to provide technical and product expertise in support of the sales process.

Our channel partners include global, national and regional software vendors and suppliers, consisting of independent software vendors (ISVs), system integrators, audit firms and specialized consulting firms with content expertise in physical risk, operational risk, security, safety, compliance and corporate performance and governance. Among our channel partners are SAP, Deloitte & Touche, IBM, Grant Thornton and Compuware. With the completion of the Acertus certification process, we have received access to the primary customers of SAP NetWeaver along with the right to use the SAP tagline "Powered by SAP NetWeaver ". Together, with our strategic channel partners, we are able to complement each other and provide the best end-to-end solution and services to our customers.

None of these relationships are exclusive and our channel partners may enter into similar relationships with our competitors. In contrast to our direct sales force, we have little control over the efforts of our channel partners and the resources they allocate to marketing and selling our software and services, Our marketing initiatives include market research, public relations activities, direct mail and relationship marketing programs, seminars and industry trade shows, as well as cooperative marketing with customers and partners. Our marketing team seeks to build awareness of our GRC solutions by developing product-oriented materials such as brochures, data sheets, white papers, presentations and other marketing tools, which are supplemented by product demonstrations. In addition, our marketing team also generates awareness through print advertising in select trade magazines, seminars and direct customer and partner events.

Competition

The market for GRC management products and services in general, and GRC management software in particular, is rapidly changing and becoming highly competitive.

We  believe  that  the  principal  competitive  factors  in this market include:

     -    product  performance  and  functionality;
     -    ease  of  implementation  and  use;
     -    product  integration;
     -    platform  coverage  and  scalability;
     -    company  reputation;
     -    technical  support;  and
     -    price.

We believe that we compete favorably with respect to these factors, although, with respect to company reputation, we are young and not well-known. Our competitors include software companies, system integrators, audit firms and consulting firms. We have entered into strategic relationships with some firms who might otherwise compete with us. These relationships do not generally prohibit competitive activities by us or the other parties. Many of our competitors have greater financial, technical, marketing and other resources than we do, as well as greater name recognition and larger installed customer bases. In addition, some of these competitors have research and development capabilities that may allow them to develop new or improved products that may compete with our products. In addition to competition from other software companies, we may face competition from consulting firms of various sizes, including consulting firms with whom we have entered into strategic marketing relationships. Our success will depend on our ability to adapt to these competing forces, to develop or otherwise acquire rights to more advanced products with superior features more rapidly and less expensively than our competitors, and to educate potential customers as to the benefits of using our products rather than developing products of their own or using our competitors' products.

Intellectual  Property  and  Licenses

Our intellectual property rights are important to our business. We rely on a combination of copyrights, trademarks, trade secrets and confidentiality provisions in our agreements to protect our intellectual property and seek to ensure that our licensors do the same. Our technology is not covered by any patents. We require employees and independent contractors to enter into confidentiality agreements and assignments of intellectual property rights upon the commencement of their employment and commercial relationships with us. We license substantially all of the technology comprising our Acertus software pursuant to two principal license agreements with licensor companies owned indirectly and controlled by Messrs. Terry Allen, Paul Hookham and Bryce Mitchell. We do not conduct our own research and development activities, and rely substantially on the efforts of those companies for continued research and development, which we fund on a time and materials basis pursuant to the agreements.

The agreement governing the Acertus Governance software is dated October 10, 2003 with a United Kingdom company called Risk Governance Limited ("RGL") and the agreement governing Acertus Risk Assessment and Compliance is dated April 1, 2004 with an Alberta company called Securac Technologies, Inc. ("STI"). Under the agreements, we generally have the right to commercially exploit the Acertus Governance in countries that are party to the North American Free Trade Agreement and Acertus Risk Assessment and Compliance software in the United States of America and Canada,in each case in exchange for royalties. The STI license agreement is perpetual, exclusive and irrevocable by the licensor, provided we satisfy our obligations thereunder including the obligation to pay royalties when due. The RGL license covering Acertus Governance is exclusive provided we satisfy our obligations thereunder including the obligation to pay royalties when due. The RGL license requires no upfront payment, and bases the amount of the royalty on the level of license fees received by our company:


License Fees Collected ($US) Royalty
-----------------------     --------
0-500,000. . . . . . .         0%
500,001-$1,000,000 . .         5%
1,000,001-$3,000,000 .       7.5%
3,000,001-$5,000,000 .        10%
5,000,001 or more. . .        15%

In consideration for the STI license governing Acertus Risk Assessment and Compliance, we delivered to STI a promissory note in the principal amount of $786,600 (US$600,000) and agreed to pay a maintenance fee of $120,000 per annum and royalties equal to 6% of gross revenues realized by us, provided that no royalty shall be owing for any fiscal quarter unless gross revenue for that quarter exceeds US$ 300,000. The upfront royalty paid by us was valued at US$ 600,000. In addition to the $120,000 annual maintenance fee, we also, on a time and materials basis, fund research and development activities of STI on an ongoing basis pursuant to the license agreement. Under the STI agreement, if our common stock is not listed on either the NASDAQ, AMEX or NYSE stock exchanges as of the third anniversary of the agreement, the exclusivity granted to us shall automatically cease and the rights granted therein shall become non-exclusive throughout North America for the balance of the term of the agreement.

Properties

Our headquarters are located in Calgary, Alberta, where we share approximately 8,076 square feet of office space with STI and another private company, Securac Pacific Ltd. (formerly Brycol Consulting Ltd.), both of which are owned and controlled by Messrs. Allen, Hookham and Mitchell. We occupy approximately half of the space, and although we are not party to the lease, we share 50% of the cost of the lease. See "Certain Transactions - Lease of Office Space". We also maintain sales offices in other locations in the United States and Canada. We believe that our headquarters facility is adequate for our foreseeable needs. It is also anticipated that if required, suitable additional or alternative space will be available on commercially reasonable terms to accommodate expansion of the operations.

Human  Resources

We have 12 full-time employees and one part-time employee. Of our employees, four are in marketing and sales, five are in administration/investor relations/legal and three are in professional services.

Legal  Proceedings

We are not currently a party to any material litigation and we are not aware of any pending or threatened litigation against us that could have material adverse effect on our business, operating results or financial condition.


MANAGEMENT

Name. . . . . . . .  Age  Title
-------------------  ---  -----------------------------------------------------------
TerryW. Allen . . .   44  Chief Executive Officer, Chairman of the Board and Director
-------------------  ---  -----------------------------------------------------------
Paul J. Hookham . .   28  Chief Financial Officer, Treasurer, Secretary and Director
-------------------  ---  -----------------------------------------------------------
Bernie McNeill. . .   45  Executive Vice President, Marketing and Sales
-------------------  ---  -----------------------------------------------------------
Bryce R. Mitchell .   42  Director
-------------------  ---  -----------------------------------------------------------
Kenneth Denich, PhD   52  Director
-------------------  ---  -----------------------------------------------------------

Terry W. Allen has served as our Chief Executive Officer and Chairman of the Board since October, 2004, the date of the RTO. Prior thereto and since March, 2002, Mr. Allen served as chief executive officer for Securac Inc. From September 2001 to February 2002, he served as vice president-sales for Knowledge Impact, a company engaged in providing computer-based training services. From May, 1999 to August, 2001, he served as executive vice president-sales for Compusoft (Canada) Inc., a company traded on the TSX Venture Exchange.

Paul J. Hookham has served as our Chief Financial Officer, Secretary, Treasurer and director since October, 2004, the date of the RTO. Prior thereto and since March, 2002, Mr. Hookham served as chief financial officer for Securac Inc. Prior to joining Securac Inc. and since April 2001, Mr. Hookham served as chief financial officer of New Era Nutrition Inc., a specialized health foods company. From May 2000 to March 2001, he served as chief financial officer of Compusoft (Canada) Inc.

Bernie McNeill has served as our Senior Vice President, Marketing and Sales since January 2005. Prior thereto and since 1991, Mr. McNeill served as Vice-President, Marketing and Sales, at Achieve Global where he provided sales and marketing services across Canada. A number of his clients included AT&T, World Bank and Toyota. Prior to 1991, Mr. McNeill held senior sales and marketing positions with Johnson & Johnson Products and RJR Nabisco. Mr. McNeill is a frequent lecturer and consultant on sales/marketing strategy implementation, operational excellence and customer intimacy.

Bryce R. Mitchell has served as our Executive Vice-President, Sales from October 2004 to April 2005, and as director since October 2004, the date of the RTO. From March 2002 to October 2004, Mr. Mitchell served as executive vice president
- sales for Securac Inc. From January 2000 to March 2002, he served as director of sales for Knowledge Impact, a company engaged in providing computer-based training services.

Kenneth Denich, PhD has served as director of our company since October 2004, the date of the RTO. Since April 2002 Dr. Denich has served as director of business development of MannKind Corporation, a company traded on the NASDAQ. From November 2000 to March 2002, Dr. Denich was Vice President, Research and Development for Cytovax Biotechnologies Inc., a company traded on the TSX Venture Exchange.

Audit  Committee

We do not have a separate audit committee. Our entire board of directors acts as our audit committee and they perform the duties and functions of the audit committee. While some of our members of our board of directors are financially literate and/or have a background in finance or accounting, no member of our board of directors would qualify as a "financial expert" under the criteria established by the Securities and Exchange Commission. Due to our limited resources and limited revenue, and in light of the financial literacy of some of our board members, our board of directors has concluded not to retain a "financial expert" as a board member at this time.

                             EXECUTIVE COMPENSATION

None of the individuals who served as our CEO or acted in a similar capacity during 2004 were paid or accrued compensation for services at any time during the last three fiscal years. No executive officer earned a salary or bonus in excess of $100,000 in 2004. None of such individuals (collectively, "Named Executive Officers") have been granted options to purchase our common stock or stock appreciation rights during 2004, nor have any of such individuals exercised any of such rights during 2004.

Employment  Agreements

Executive  Officer  Compensation

We do not have an employment agreement with either Terry Allen, who serves as our Chief Executive Officer, or Paul Hookham, who serves as our Chief Financial Officer, each on an at-will basis. Neither Mr. Allen nor Mr. Hookham has a severance arrangement upon a change of control of our company, other than our customary severance policy applicable to all employees. This severance policy provides for up to two months severance in the event of termination of employment without cause, depending on the number of years of service.

Key  Employee  Compensation

We have entered into an employment agreement with Bernie McNeill effective January 25, 2005 calling for annual salary of CDN$130,000, inclusion in the employee benefit plan, reimbursement of reasonable expenses and contains provisions for up to two months severance in the event of termination of employment without cause. Mr. McNeill is eligible for an annual bonus of CDN$20,000 based upon annually set sales targets and criteria.

We have entered into an employment agreement with Ms. Deanna McKenzie effective June 21, 2004 calling for annual salary of CDN$150,000, inclusion in the employee benefit plan, reimbursement of reasonable expenses and contains provisions for up to two months severance in the event of termination of employment without cause. Ms. McKenzie is eligible for an annual bonus of CDN$30,000 based upon annually set sales targets and criteria.

Director  Compensation

We do not pay fees to our directors for their service on the board of directors or for their attendance at board meetings or meetings of any committee of the board of directors on which they may serve. Those directors that also are employed by us may be eligible for option grants under employee stock option plans.

                             PRINCIPAL STOCKHOLDERS

The following table summarizes certain information as of October 27, 2005 with respect to the beneficial ownership of our Common Stock by (i) each director and named executive officer, (ii)all officers and directors as a group and (iii) each other person known by us to be the beneficial owner of more than 5% of our Common Stock. The term "named executive officer" refers to our chief executive officer and each of our other four most highly compensated executive officers whose annual salary and bonus for 2004 exceeded $100,000. Unless otherwise indicated, the address for each person set forth in the table is the address of our Company, 2500, 520 - 5th Avenue SW, Calgary, Alberta T2P 3R7, Canada.


Name of Beneficial Owner . . . . . . . . . .  Amount And Nature of Beneficial Ownership   Percent of Ownership
--------------------------------------------  ------------------------------------------  ---------------------
Plantagenet Trust(1) . . . . . . . . . . . .                                  3,789,550                   7.32%
--------------------------------------------  ------------------------------------------  ---------------------
Kingsnorth Trust(2). . . . . . . . . . . . .                                  3,789,553                   7.32%
--------------------------------------------  ------------------------------------------  ---------------------
Bayeux Trust(3). . . . . . . . . . . . . . .                                  3,742,300                   7.23%
--------------------------------------------  ------------------------------------------  ---------------------
Mercia Trust(4). . . . . . . . . . . . . . .                                  3,742,303                   7.23%
--------------------------------------------  ------------------------------------------  ---------------------
Swansea Trust(5) . . . . . . . . . . . . . .                                  3,122,650                   6.04%
--------------------------------------------  ------------------------------------------  ---------------------
Hexham Trust(6). . . . . . . . . . . . . . .                                  3,122,653                   6.04%
--------------------------------------------  ------------------------------------------  ---------------------
Leslie Allan Postnikoff. . . . . . . . . . .                                  2,576,383                   4.98%
--------------------------------------------  ------------------------------------------  ---------------------
Hisahiro Kashida . . . . . . . . . . . . . .                                4,860,000(7)                  9.39%
--------------------------------------------  ------------------------------------------  ---------------------
Terry W. Allen . . . . . . . . . . . . . . .                                        0(8)                   0.0%
--------------------------------------------  ------------------------------------------  ---------------------
Paul J. Hookham. . . . . . . . . . . . . . .                                        0(8)                   0.0%
--------------------------------------------  ------------------------------------------  ---------------------
Bryce R. Mitchell. . . . . . . . . . . . . .                                        0(8)                   0.0%
--------------------------------------------  ------------------------------------------  ---------------------
Kenneth Denich, PhD. . . . . . . . . . . . .                                          0                    0.0%
--------------------------------------------  ------------------------------------------  ---------------------
Executive Officers and directors as a group
(4 persons)(8) . . . . . . . . . . . . . . .                                          0                    0.0%
--------------------------------------------  ------------------------------------------  ---------------------


     (1) Paul Hookham, executive officer and director, is a beneficiary of the shares held by this trust. Mr. Hookham does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the shares within the meaning of the Securities Exchange Act of 1934, as amended. The Trustee of the Plantagenet Trust is Plantagenet Holdings Ltd. which is controlled by Codan Trustees (B.V.I.) Ltd. and its address is PO Box 3140, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands
     (2) ( Paul Hookham, executive officer and director, is a beneficiary of the shares held by this trust. Mr. Hookham does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the shares within the meaning of the Securities Exchange Act of 1934, as amended. The Trustee of the Kingsnorth Trust is Kingsnorth Ltd. which is controlled by Codan Trustees (B.V.I.) Ltd. and its address is PO Box 3140, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
     (3) Bryce Mitchell, director, is a beneficiary of the shares held by this trust. Mr. Mitchell does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the shares within the meaning of the Securities Exchange Act of 1934, as amended. The Trustee of the Bayeux Trust is Bayeux Holdings Ltd. which is controlled by Codan Trustees (B.V.I.) Ltd. and its address is PO Box 3140, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
     (4) Bryce Mitchell, director, is a beneficiary of the shares held by this trust. Mr. Mitchell does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the shares within the meaning of the Securities Exchange Act of 1934, as amended. The Trustee of the Mercia Trust is Mercia Ltd. which is controlled by Codan Trustees (B.V.I.) Ltd. and its address is PO Box 3140, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
     (5) Terry Allen, executive officer and director, is a beneficiary of the shares held by this trust. Mr. Allen does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the shares within the meaning of the Securities Exchange Act of 1934, as amended. The Trustee of the Swansea Trust is Swansea Holdings Ltd. which is controlled by Codan Trustees (B.V.I.) Ltd. and its address is PO Box 3140, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
     (6) Terry Allen, executive officer and director, is a beneficiary of the shares held by this trust. Mr. Allen does not have investment or voting power with respect to such shares and, accordingly, is not deemed to beneficially own the shares within the meaning of the Securities Exchange Act of 1934, as amended. The Trustee of the Hexham Trust is Hexham Holdings Ltd. which is controlled by Codan Trustees (B.V.I.) Ltd. and its address is PO Box 3140, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
     (7) This amount includes 2,430,000 shares underlying outstanding warrants exercisable until July 16, 2006 at US$0.75 per share.
     (8) For each of Terry Allen, Paul Hookham and Bryce Mitchell, does not include shares held by trusts of which they are beneficiaries. See notes 2 through 7.

CERTAIN  TRANSACTIONS
Lease  of  Office  Space

Our headquarters are located in Calgary, Alberta, where we share approximately 8,076 square feet of office space with STI and another private company, Securac Pacific Ltd. (formerly Brycol Consulting Ltd.), both of which are owned and controlled by Messrs. Allen, Hookham and Mitchell. We occupy approximately half of the space, and although we are not party to the lease, we share 50% of the cost of the lease. Securac Pacific Ltd. is party to the lease, which is dated June 30, 2003. The total monthly rental, including operating costs, is CDN$20,735.84. The lease expires on December 31, 2008, subject to a right of first refusal to extend the term of the lease upon mutually agreeable terms.

License  of  Acertus  Software;  R&D

We license substantially all of the Acertus software and related intellectual property utilized by us from private companies indirectly owned and controlled by Messrs. Allen, Hookham and Mitchell. Substantially all of our research and development activities are conducted through one of these companies, STI. We paid STI cash totaling $391,197 in 2003, $795,302 in 2004 and $843,936 in 2005
through September 30 in respect of these arrangements. In addition, we transferred a promissory note in the principal amount of approximately $US374,000 and issued a new promissory note in the principal amount of approximately $US228,000 to STI as an upfront royalty payment in 2004. See "Business - Intellectual Property and Licenses" for a more detailed description of the terms of these arrangements.

Advances;  Guarantee

Securac Holdings Inc., an Alberta corporation owned and controlled by Messrs. Terry Allen, Paul Hookham and Bryce Mitchell, executive officers and directors of our company, provided us with working capital advances aggregating $80,596. In consideration therefor, on January 1, 2005 we issued to that company a non-interest bearing, unsecured, promissory note due on demand in like principal amount . As of the date hereof, no payments have been demanded under or made on the note.

On March 30, 2005, we borrowed US$243,460 from Generation Capital Associates, the proceeds of which were used for general working capital. The loan bears interest at a term interest rate of 6% payable on demand as of May 31, 2005, and is evidenced by a promissory note issued by our company in favour of the lender that is jointly and severally secured with personal guarantees of three directors of the company. As of the date hereof, interest has been paid to the lender however the principal remains unpaid.

RGI  Acquisition

On January 6, 2005, we acquired all of the outstanding stock of Risk Governance, Inc., a private Delaware corporation ("RGI"), in exchange for stock of our company valued at $1,147,722 for purposes of the transaction. The transaction was effected pursuant to a share purchase agreement entered into on the same date by our company with the shareholders of RGI. Pricing of the transaction was fixed in connection with a letter of intent previously entered into between our company and RGI. As a result of the acquisition, RGI is now a wholly-owned subsidiary of our company.

The principal asset of RGI is a license to certain corporate governance software technology owned and developed by Risk Governance Ltd., a United Kingdom company under common ownership with RGI prior to the acquisition ("RGL"). The license gives RGI the right to commercialize applications of the software technology on an exclusive basis in North America in exchange for royalty payments to RGL. Contemporaneous with and as a condition to the acquisition of RGI, Securac Holdings Inc., a private Alberta corporation ("Holdings"), parent of STI from whom we license our Acertus(TM) software technology, acquired all of the outstanding stock of RGL in exchange for an equity interest in Holdings. The value of the consideration paid by Holdings was agreed for purposes of the agreement to be equal to $1,147,722, the agreed value of the stock paid by our company for RGI. Holdings is controlled and substantially owned by Messrs. Allen, Mitchell and Hookham.
LEGAL  MATTERSLEGAL  MATTERS
The validity of the shares of common stock offered hereby has been passed upon by Eilenberg & Krause, LLP, New York, New York. A member of that firm owns an option to purchase up to 150,000 shares of our common stock. EXPERTSEXPERTS
The audited consolidated financial statements of Securac have been audited by Chisholm, Bierwolf & Nilson, LLC and PricewaterhouseCoopers, LLP, both independent certified public accountants, for the periods and to the extent indicated in their report appearing elsewhere herein and its subsidiary, Securac Inc., audited consolidated financial statements included herein have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, for the periods and to the extent indicated in their report appearing elsewhere herein. Such audited consolidated financial statements have been so included in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of our Company. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by our Company of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE  YOU  CAN  FIND  MORE  INFORMATIONWHERE  YOU  CAN  FIND  MORE  INFORMATION
We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and is publicly available through the SEC's Website located at http://www.sec.gov.

<BTB>
INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT OF CHISHOLM, BEIRWOLF & NILSON, LLC . . . . . . . . . . . . . . . . . .           F-2

INDEPENDENT AUDITORS' REPORT OF PRICEWATERHOUSECOOPERS LLP  . . . . . . . . . . . . . . . . . .  . .           F-3

Consolidated Balance Sheet as of December 31, 2004 and 2003. . . . . . . . . . . . . . . . . . . . .           F-4

Consolidated Statement of Operations for year ended December 31, 2004 and 2003. . . . . . . . . . . .          F-5

Consolidated Statements of Consolidated Loss for year ended December 31, 2004 and 2003. . . . . . . .          F-7

Statements of Stockholders' Equity (Deficit) and Comprehensive Loss for year ended December 31, 2004 and 2003  F-8

Consolidated Statements of Cash Flows for year ended December 31, 2004 and 2003 . . . . . . . . . . . . . . .  F-10

Notes to the Consolidated Financial Statements for year ended December 31, 2004 and 2003 . . . . . .. . .. .   F-12

Consolidated Balance Sheet as of June 30, 2005. . . . . . . . . . . . . . . . . . . .. . .. . .. . .. . .. .   F-25

Consolidated Statement of Operations for six months ended June 30, 2005. . . . . . . . . . . . . . .. . .. .   F-27

Consolidated Statement of Cash Flows for six months ended June 30, 2005. . . . . . . . . . . . . . .. . . . .  F-28

Notes to the Consolidated Financial Statements for June 30, 2005 and December 31, 2004 . . . . . . .. . . . .  F-29

                                       F1

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Stockholders  and  Board  of  Directors
Securac  Corp.  and  Subsidiaries
Calgary,  Alberta,  Canada

We have audited the accompanying consolidated balance sheet of Securac Corp. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Securac Corp. and subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses, has an accumulated deficit and a negative working capital as of December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm,  Bierwolf  &  Nilson,  LLC
Bountiful,  Utah
April  9,  2005

                                       F2


INDEPENDENT AUDITORS' REPORT



December 13, 2004

Auditors' Report

To the Shareholders of Securac Inc.

We have audited the consolidated balance sheets of Securac Inc. as at December 31, 2003 and the consolidated statements of operations, deficit and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2003and the results of its operations and its cash flows for the year ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.


PricewaterhouseCoopers LLP
Chartered Accountants Edmonton, Canada
                                       F3

                               SECURAC CORP.
                         Consolidated Balance Sheet
                             December 31, 2004
                      (Expressed in Canadian Dollars)

                                  ASSETS
                                  ------

CURRENT ASSETS

  Cash and cash equivalents. . . . . . . . . . . . . . . . .  $   254,860
  Accounts receivable, net of allowance of $267. . . . . . .      332,006
  Advances and other receivables . . . . . . . . . . . . . .       56,385
  Prepaid expenses and deposits. . . . . . . . . . . . . . .       25,216
                                                              ------------

    Total Current Assets . . . . . . . . . . . . . . . . . .      668,467
                                                              ------------

PROPERTY AND EQUIPMENT, Net (Notes 1 and 3). . . . . . . . .       51,096
                                                              ------------

OTHER ASSETS

  Goodwill (Notes 1 and 10). . . . . . . . . . . . . . . . .       91,000
                                                              ------------

    Total Other Assets . . . . . . . . . . . . . . . . . . .       91,000
                                                              ------------

      TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . .  $   810,563
                                                              ============

The accompanying notes are an integral part of these consolidated financial statements.

                                       F4


                  CONSOLIDATED BALANCE SHEET (CONTINUED)
                  Consolidated Balance Sheet (Continued)
                            December 31, 2004
                      (Expressed in Canadian Dollars)

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES

  Accounts payable . . . . . . . . . . . . . . . . . . . . .  $   561,646
  Accrued liabilities. . . . . . . . . . . . . . . . . . . .      122,315
  Deferred revenue . . . . . . . . . . . . . . . . . . . . .       34,657
  Current portion of obligation under capital lease (Note 5)        5,088
  Due to related company (Note 6). . . . . . . . . . . . . .      200,022
  Note payable (Note 7). . . . . . . . . . . . . . . . . . .      280,596
                                                              ------------

    Total Current Liabilities. . . . . . . . . . . . . . . .    1,204,324
                                                              ------------

LONG-TERM LIABILITIES

  Obligation under capital lease (Note 5). . . . . . . . . .        6,379
                                                              ------------

    Total Long-Term Liabilities. . . . . . . . . . . . . . .        6,379
                                                              ------------

    Total Liabilities. . . . . . . . . . . . . . . . . . . .    1,210,703
                                                              ------------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS EQUITY (DEFICIT)

  Common stock; $0.01 USD par value (average of
   $0.015 CDN par value), 200,000,000 shares authorized,
   43,546,990 shares issued and outstanding. . . . . . . . .      658,478
  Additional paid-in capital . . . . . . . . . . . . . . . .    4,911,558
  Stock subscription receivable. . . . . . . . . . . . . . .     (617,708)
  Other comprehensive loss (Note 9). . . . . . . . . . . . .      (59,470)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . .   (5,292,998)
                                                              ------------

    Total Stockholders Equity (Deficit) . . . . . . . . . . .    (400,140)
                                                              ------------

      TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT). . . . . . . . . . . . . . . . . . .  $   810,563
                                                              ============

The accompanying notes are an integral part of these consolidated financial statements.

                                       F5


                                  SECURAC CORP.
                      Consolidated Statements of Operations
                         (Expressed in Canadian Dollars)

                                                          For the Years Ended
                                                               December 31,
                                                                      Securac Inc.
                                                         2004             2003
                                               ---------------------  ------------

REVENUES

  License fees. . . . . . . . . . . . . . . .  $            145,278   $         -
  Professional service fees . . . . . . . . .               579,994       527,096
                                               ---------------------  ------------

    Total Revenues. . . . . . . . . . . . . .               725,272       527,096

COST OF SALES . . . . . . . . . . . . . . . .               209,392       387,866
                                               ---------------------  ------------

GROSS MARGIN. . . . . . . . . . . . . . . . .               515,880       139,230
                                               ---------------------  ------------

OPERATING EXPENSES

  Depreciation and amortization . . . . . . .                26,093        15,989
  General and administrative. . . . . . . . .               297,170       561,576
  Stock-based compensation. . . . . . . . . .             1,133,687             -
  Professional fees . . . . . . . . . . . . .               734,378             -
  Research and development. . . . . . . . . .               795,302       391,197
  Sales and marketing . . . . . . . . . . . .               803,523       419,865
                                               ---------------------  ------------

    Total Operating Expenses. . . . . . . . .             3,790,153     1,388,627
                                               ---------------------  ------------

LOSS FROM OPERATIONS. . . . . . . . . . . . .            (3,274,273)   (1,249,397)
                                               ---------------------  ------------

OTHER INCOME (EXPENSE)

  Interest income . . . . . . . . . . . . . .                     -           477
  Interest expense. . . . . . . . . . . . . .               (10,296)       (1,785)
  Realized loss on foreign currency exchange.                     -       (13,867)
  Other income (expense). . . . . . . . . . .                  (173)            -
  Loss on disposal of assets. . . . . . . . .                     -          (158)
                                               ---------------------  ------------

    Total Other Income (Expense). . . . . . .               (10,469)      (15,333)
                                               ---------------------  ------------

NET LOSS. . . . . . . . . . . . . . . . . . .  $         (3,284,742)  $(1,264,730)
                                               =====================  ============

BASIC LOSS PER COMMON SHARE (Note 1). . . . .  $              (0.09)  $     (0.04)
                                               =====================  ============

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING . . . . . . . . . . . . .            36,571,730    33,808,079
                                               =====================  ============

The accompanying notes are an integral part of these consolidated financial statements.

                                       F6


                                    SECURAC CORP.
                     Consolidated Statements of Comprehensive Loss
                            (Expressed in Canadian Dollars)

                                                           For the Years Ended
                                                               December 31,
                                                                        Securac Inc.
                                                           2004             2003
                                                 ---------------------  ------------

NET LOSS. . . . . . . . . . . . . . . . . . . .  $         (3,284,742)  $(1,264,730)

OTHER COMPREHENSIVE INCOME (LOSS)

  Foreign currency translation adjustments. . .               (59,470)            -
                                                 ---------------------  ------------

    Total Other Comprehensive Income
     (Loss) (Note 8). . . . . . . . . . . . . .               (59,470)            -
                                                 ---------------------  ------------

NET COMPREHENSIVE LOSS. . . . . . . . . . . . .  $         (3,344,212)  $(1,264,730)
                                                 =====================  ============

The accompanying notes are an integral part of these consolidated financial statements.

                                       F7


                                                   SECURAC CORP.
                          Statements of Stockholders' Equity (Deficit) and Comprehensive Loss
                                           (Expressed in Canadian Dollars)

                                             Common Stock     Additional     Stock           Other
                                             ------------      Paid-in    Subscription   Comprehensive   Accumulated
                                          Shares      Amount   Capital     Receivable        Loss          Deficit
                                       ------------  -------- ----------  ------------   -------------   -----------
Balance, December 31, 2002 . . . .      33,550,845   $529,897  $(379,797)   $        -     $         -   $ (129,228)

Common stock issued for cash
 at $1.42 per share. . . . . . . .         510,273      8,059    714,685             -               -            -

Net loss for the year ended
 December 31, 2003 . . . . . . . .               -          -          -             -               -   (1,264,730)
                                       ------------  -------- ----------  ------------   -------------   -----------

Balance, December 31, 2003 . . . .      34,061,118    537,956    334,888             -               -   (1,393,958)

Common stock issued for cash at prices
 ranging from $0.58 - $1.50 per share    4,279,027     54,738  3,570,854      (617,708)              -            -

Common stock issued for services at prices
 ranging from $0.63 - $0.65 per share      658,400      8,359    409,624             -               -            -

Common stock issued for conversion of
 payable at $0.61 per share. . . .         350,000      4,284    209,951             -               -            -

Common stock issued in acquisition of
 Brycol Consulting Ltd. at $2.26 per share 177,778      2,325    264,342             -               -            -

Common stock issued in acquisition of
 Telecomsecuritymanagement.com, Ltd.
 at $0.58 per share. . . . . . . .         200,000      2,614    113,386             -               -            -

Common stock issued in reverse
 acquisition . . . . . . . . . . .       3,820,667     48,202    (48,202)            -               -            -

Loss distributed to shareholders from the
 sale of Securac Tech to Securac Holdings        -          -          -             -               -     (614,298)

Issuances of options for services.               -          -    145,944             -               -            -
                                       ------------  -------- ----------  ------------   -------------   -----------

Balance forward. . . . . . . . . .      43,546,990   $658,478 $5,000,787   $  (617,708)     $        -  $(2,008,256)
                                       ------------  -------- ----------  ------------   -------------   -----------

The accompanying notes are an integral part of these consolidated financial statements.

                                       F8


                                                         SECURAC CORP.
                       Statements of Stockholders' Equity (Deficit) and Comprehensive Loss (Continued)
                                                (Expressed in Canadian Dollars)

                                             Common Stock     Additional     Stock           Other
                                             ------------      Paid-in    Subscription   Comprehensive   Accumulated
                                          Shares      Amount   Capital     Receivable        Loss          Deficit
                                       ------------  -------- ----------  ------------   -------------   -----------
Balance forward. . . . . . . . . .      43,546,990   $658,478 $5,000,787   $  (617,708)     $        -  $(2,008,256)

Issuances of warrants for services               -          -     16,315             -               -            -

Stock offering costs. . . . . . . .              -          -   (105,544)            -               -            -

Foreign currency translation adjustment          -          -          -             -         (59,470)           -

Net loss for the year ended
 December 31, 2004. . . . . . . . .              -          -          -             -               -   (3,284,742)
                                       ------------  -------- ----------  ------------   -------------   -----------

Balance, December 31, 2004. . . . .     43,546,990   $658,478 $4,911,558    $ (617,708)     $  (59,470) $(5,292,998)
                                       ============  ======== ==========  ============   ==============   ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                       F9


                                       SECURAC CORP.
                           Consolidated Statements of Cash Flows
                              (Expressed in Canadian Dollars)

                                                     For the Years Ended
                                                         December 31,
                                                              Securac Inc.
                                                      2004        2003
                                                  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss. . . . . . . . . . . . . . . . . . . .$(3,284,742) $(1,264,730)
  Adjustments to reconcile net loss to
   net cash used in operating activities
    Depreciation and amortization . . . . . . . . .   26,093       15,989
    Common stock issued for services. . . . . . . .  417,983            -
    Fair value of options and warrants. . . . . . .  162,259            -
    Loss on disposal of assets. . . . . . . . . . .        -          158
  Changes in operating assets and liabilities:
    Accounts receivables. . . . . . . . . . . . . .  138,278     (100,354)
    Advances and other receivables. . . . . . . . .  (56,385)           -
    Prepaid expenses and deposits . . . . . . . . .   38,476      (59,084)
    Accounts payable and accrued liabilities. . . .  388,196      243,668
    Deferred revenue. . . . . . . . . . . . . . . .   28,657        6,000
                                                  -----------  ----------

    Net Cash Used In Operating Activities . . . ..(2,141,185)  (1,158,353)
                                                  -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of property and equipment . . . . . . .  (27,418)      (9,382)
  Proceeds from the sale of property and equipment.        -        2,329
                                                  -----------  ----------

    Net Cash Used In Investing Activities . . . . .  (27,418)      (7,053)
                                                  -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Advances from shareholder . . . . . . . . . . . . (206,990)     206,990
  Proceeds from common stock issuance . . . . . . .3,625,592      722,744
  Stock subscription receivable . . . . . . . . . . (617,708)           -
  Stock offering costs. . . . . . . . . . . . . . . (105,544)           -
  Loss distributed to shareholders. . . . . . . . . (614,298)           -
  Due to related company. . . . . . . . . . . . . .  200,022            -
  Proceeds from notes payable . . . . . . . . . . .  282,098      227,852
  Payments on notes payable . . . . . . . . . . . . (115,119)           -
  Proceeds from capital leases. . . . . . . . . . .    4,950        6,514
  Principal payments on capital leases. . . . . . .   (4,748)      (3,163)
                                                  -----------  ----------

    Net Cash Provided By Financing Activities . . .2,448,255    1,160,937
                                                  -----------  ----------

The accompanying notes are an integral part of these consolidated financial statements.

                                      F10


                                   SECURAC CORP.
                   Consolidated Statements of Cash Flows (Continued)
                          (Expressed in Canadian Dollars)

                                                   For the Years Ended
                                                        December 31,
                                                               Securac Inc.
                                                       2004       2003
                                                  -----------  ----------

EFFECT OF CURRENCY EXCHANGE RATE
 CHANGES ON CASH AND CASH EQUIVALENTS. . . . . . .   (59,470)           -
                                                  -----------  ----------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS. . . . . . . . . . . . . . .   220,182       (4,469)

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR . . . . . . . . . . . . . . . .    34,678       39,147
                                                  -----------  ----------

CASH AND CASH EQUIVALENTS AT
 END OF YEAR . . . . . . . . . . . . . . . . . . .  $254,860      $34,678
                                                  ===========  ==========

CASH PAID FOR:

  Interest . . . . . . . . . . . . . . . . . . . .  $ 10,296      $ 1,785
  Income taxes . . . . . . . . . . . . . . . . . .  $      -      $     -


NON-CASH FINANCING ACTIVITIES:

  Conversion of note payable for common stock. . .  $214,235      $     -
  Common stock issued for services . . . . . . . .  $417,983      $     -
  Common stock issued in acquisition of Brycol
   Consulting Ltd. . . . . . . . . . . . . . . . .  $266,667      $     -
  Common stock issued in acquisition of
   Telecomsecuritymanagement.com Ltd.. . . . . . .  $116,000      $     -

The accompanying notes are an integral part of these consolidated financial statements.

                                      F11

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Organization  and  Description  of  Business
     --------------------------------------------

The consolidated financial statements presented are those of Securac Corp. and its wholly-owned Subsidiaries (the "Company"). The Company was formed to design, develop and market enterprise governance, risk, and compliance software and services. The Company operates in North America.

Securac Corp. ("Applewood") was incorporated on June 7, 1985 under the laws of the State of Nevada as Applewood's Restaurants, Inc. Securac Inc. ("Securac") was incorporated under the Business Corporations Act (Alberta), Canada on March 20, 2002.

Effective  October  19,  2004,  Applewood and Securac completed a Share Exchange
Agreement whereby Applewood issued 2.7 shares of its common stock for each common share of Securac. Applewood issued a total of 37,246,289 shares of its common stock in the Share Exchange, which represented approximately 90% of its outstanding stock after issuance. In connection with the Share Exchange, Applewood effected a 1:15 reverse split of outstanding common stock after the exchange. The name of Applewood's Restaurants, Inc. was changed to Securac Corp. and the number of its authorized shares and par value per share remained at 200,000,000 and $0.01, respectively. For accounting purposes, the acquisition has been treated as a recapitalization of Securac with Securac as the acquirer (reverse acquisition). Securac was treated as the acquirer for accounting purposes because the shareholders of Securac controlled Applewood after the acquisition. The historical financial statements prior to October 19, 2004 are those of Securac.

Significant  Accounting  Policies
---------------------------------

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

a.     Accounting  Method

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b.     Basis  of  Consolidation

The consolidated financial statements include the accounts of Securac Corp. and its subsidiary, Securac Inc. All significant inter-company accounts and transactions have been eliminated in the consolidation.

c.     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these consolidated financial statements assets and liabilities involve extensive reliance on management's estimates. Actual results could differ from those estimates.

d.     Cash  and  Cash  Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.
                                      F12


                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
(Continued)

e.     Bad  Debts

Bad debts on receivables are charged to expense in the year the receivable is determined uncollectible, therefore, a small allowance for doubtful accounts is included in the consolidated financial statements. Amounts determined as uncollectible are not significant to the overall presentation of the consolidated financial statements.

f.     Revenue  and  Cost  Recognition

Revenues are recognized when professional services are provided to the client and in accordance with license agreements.

g.     Basic  Loss  Per  Common  Share

The computation of basic net loss per common share is based on the weighted average number of shares outstanding as follows:


                                               For the Years Ended
                                                   December 31,
                                      -----------------------------------
                                              2004            2003
                                      -----------------  ----------------

  Net loss - (numerator) . . . . . .  $     (3,284,742)  $    (1,264,730)
  Weighted average number of shares
   outstanding - (denominator) . . .        36,571,730        33,808,079
                                      -----------------  ----------------

  Basic Loss per Common Share. . . .  $          (0.09)  $         (0.04)
                                      =================  ================

The Company's outstanding common stock options and warrants totaling 7,581,474 shares have been excluded from the basic loss per share calculation as they are anti-dilutive.

h.     Income  Taxes

The Company has been taxed under provisions for a C Corporation where deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At December 31, 2004, the Company had U.S. net operating loss carryforwards of approximately $950,000 that may be offset against future taxable income from the year 2005 through 2024. No tax benefit has been reported in the December 31, 2004 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. At December 31, 2004, the Company also had Canadian non-capital loss carryforwards and investment tax credit carryforwards totaling approximately $1,656,000.

                                      F13


                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
(Continued)

The income tax provision differs from the amount of income tax as determined by applying the U.S. federal income tax rate of 39% to pretax income (loss) from operations due to the following:


                                                         For the Years Ended
                                                              December 31,
                                                        ---------------------
                                                           2004          2003
                                                          ------        ------
  Net loss . . . . . . . . . . . . . . . . . . . .     $(3,284,742)  $(1,264,730)
  Foreign losses . . . . . . . . . . . . . . . . .       3,284,742     1,264,730
                                                       ------------  ------------

    Net tax provision. . . . . . . . . . . . . . .     $         -   $         -
                                                       ============  ============

Net deferred tax assets (liabilities) at December 31, 2004 consist of the following components:

  Operating loss carryforwards . . . . . . . . . .                   $   323,000
  Valuation allowance. . . . . . . . . . . . . . .                      (323,000)
                                                                     -------------

  Net deferred tax assets (liabilities). . . . . .                   $         -
                                                                     =============



Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future years.

i.     Property  and  Equipment

Property and equipment is stated at cost. Expenditures that materially increase useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, ranging as follows:

     Office  equipment                                     5  years
     Computer  equipment  and  software             2  to  3  years

j.     Impairment  of  Long-Lived  Assets

In accordance with Financial Accounting Standards Board Statement No. 121, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At December 31, 2004 and 2003, no impairments were recognized.

k.     Goodwill  and  Other  Intangible  Assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), the Company evaluates goodwill and intangible assets at least annually for impairment by analyzing the estimated fair value based on the present value of discounted cash flows compared to the net book value. The Company will write off the amount of any goodwill or intangible in excess of its fair value.

Intangible assets with a definite life are amortized over their legal or estimated useful lives, whichever is shorter. The Company reviews the carrying amounts of intangible assets with a definite life whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances might include changes in technology, significant litigation or other items.

                                      F14

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
(Continued)

Intangibles consist of distribution rights which are being amortized over their estimated useful life of three years.

l.     Financial  Instruments

The recorded amounts of financial instruments, including cash equivalents, accounts payable and accrued expenses, and long-term debt approximate their market values as of December 31, 2004 and 2003. The Company has no investments in derivative financial instruments.

m.     Concentrations  of  Risk

Functional  Currency  &  Foreign  Currency  Translation
-------------------------------------------------------

The Company's functional currency is the Canadian dollar. In accordance with the Statement of Financial Accounting Standard No. 52, Foreign Currency Translation, the assets and liabilities denominated in foreign currency are translated into Canadian dollars at the current rate of exchange existing at period end and revenues and expenses are translated at average monthly exchange rates. Related translation adjustments are reported as a separate component of stockholders' equity, whereas, gains or losses relating from foreign currency transactions are included in the results of operations.

Cash  and  Cash  Equivalents
----------------------------

Financial instruments that potentially subject Securac Corp. (the Company) to concentrations of credit risks consist of cash and cash equivalents. The Company places its cash and cash equivalents at well-known, quality financial institutions.

n.     Research  and  Development  Costs

Research costs are expensed as incurred. Development costs are also generally expensed as incurred unless such costs meet the criteria necessary for deferral and amortization. To qualify for deferral, the costs must relate to a technically feasible, identifiable product that the Company intends to produce and market, there must be a clearly defined market for the product and Company must have the resources, or access to the resources, necessary to complete the development. The Company has not deferred any development costs to date.

o.     General  and  Administrative  Costs

General and administrative expenses include fees for office space, insurance, office expenses and office salaries.

p.     Newly  Adopted  Pronouncements

On December 16, 2004, the FASB issued SFAS No. 123(R), Share-Based Payment , which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the fourth fiscal quarter of 2005, and has not yet determined what impact this standard will have on its consolidated financial position or results of operations.

                                      F15

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
(Continued)

p.     Newly  Adopted  Pronouncements  (Continued)

In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges" This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets . This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management does not believe the adoption of this Statement will have any impact on the Company.

The implementation of the provisions of these pronouncements is not expected to have a significant effect on the Company's consolidated financial statement presentation.

                                      F16

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  2  -     GOING  CONCERN

The Company has had recurring operating losses, has an accumulated deficit, has a negative working capital, and is dependent upon additional financing to continue operations. These factors indicate that the Company may be unable to continue in existence. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue its existence. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is the intent of management to find additional capital funding and increase revenues and reduce costs to sustain its operations.

NOTE  3  -     PROPERTY  AND  EQUIPMENT


Property  and  equipment  at  December  31,  2004  consisted  of  the following:


    Office equipment. . . . . . . .  $ 32,104
    Computer equipment and software    31,750
    Artwork . . . . . . . . . . . .     4,100
                                     ---------

    Totals. . . . . . . . . . . . .    67,954
    Less: accumulated depreciation.   (16,858)
                                     ---------

      Property and Equipment - Net.  $ 51,096
                                     =========

Depreciation expense for the years ended December 31, 2004 and 2003 was $13,027 and $2,923, respectively.

NOTE  4  -     INTANGIBLE  ASSETS


Intangible assets at December 31, 2004 consisted of the following:

    Distribution rights. . . . . . . . . . . . . . . . . . . . . .  $ 39,198
    Less: accumulated amortization . . . . . . . . . . . . . . . .   (39,198)
                                                                    ---------

      Intangible Assets - Net. . . . . . . . . . . . . . . . . . .  $      -
                                                                    =========

Amortization expense for the years ended December 31, 2004 and 2003 was $13,066 and $13,066, respectively.

                                      F17

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)

NOTE  5  -     OBLIGATIONS  UNDER  CAPITAL  LEASES

The Company leases certain equipment with lease terms through 2007. The obligations under these capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments. Obligations under capital leases as of December 31, 2004 consisted of the following:


  Capital lease payable to a leasing company,
   interest at 24% per annum, principal and
   Interest payments of $326 due monthly, matures
   on December 9, 2005 with a purchase option of
   $578 at maturity, secured by computer equipment.           $       1,641

  Capital lease payable to a leasing company,
   interest at 24% per annum, principal and
   Interest payments of $147 due monthly, matures
   on December 1, 2006 with a purchase option of
   $398 at maturity, secured by computer equipment.                   2,353

  Capital lease payable to a leasing company,
   interest at 24% per annum, principal and
   Interest payments of $93 due monthly, matures
   on December 12, 2006 with a purchase option of
   $237 at maturity, secured by computer equipment.                   2,051

  Capital lease payable to a leasing company,
   interest at 24% per annum, principal and
   Interest payments of $135 due monthly, matures
   on October 20, 2007 with a purchase option of
   $310 at maturity, secured by computer equipment.                   3,063

  Capital lease payable to a leasing company,
   interest at 24% per annum, principal and
   Interest payments of $100 due monthly, matures
   on February 1, 2008 with a purchase option of
   $250 at maturity, secured by computer equipment.                   2,359
                                                     --------------------------

  Total capital leases payable. . . . . . . . . . .                                           11,467

  Less: current portion . . . . . . . . . . . . . .                                           (5,088)
                                                                                 --------------------

  Total long-term capital leases. . . . . . . . . .  $                                         6,379
                                                                                 ====================

                                      F18

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)


NOTE  5  -     OBLIGATIONS  UNDER  CAPITAL  LEASES  (Continued)

The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:


                                               For the
                                               Years Ending
                                               December 31,
                                               --------------

2005. . . . . . . . . . . . . . . . . . . . .  $       5,628
2006. . . . . . . . . . . . . . . . . . . . .          4,529
2007. . . . . . . . . . . . . . . . . . . . .          2,929
2008. . . . . . . . . . . . . . . . . . . . .              -
2009. . . . . . . . . . . . . . . . . . . . .              -
    Thereafter. . . . . . . . . . . . . . . .              -
                                               --------------

      Total future minimum lease payments . .         13,086

          Less:  amount representing interest         (1,619)
                                               --------------

          Total . . . . . . . . . . . . . . .  $      11,467
                                               ==============


Equipment held under these capital leases are included in property and equipment and had a cost of $20,774 and accumulated depreciation of $14,155 at December 31, 2004. The Company recorded depreciation expense of $4,247 for the year ended December 31, 2004 for the vehicles and equipment under these capital leases.

NOTE  6  -     DUE  TO  RELATED  COMPANY

At December 31, 2004, the Company owed a related company, whose officers/directors are shareholders of the company, in the amount of $200,022. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

                                      F19

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)


NOTE  7  -     NOTES  PAYABLE

Notes  payable  at  December  31,  2004 are detailed in the following schedules:


Note payable to former shareholders of Brycol
 Consulting Ltd, monthly installments of $8,333, non-interest bearing, unsecured, due in February 2005. $ 100,000

Note payable to an individual, bearing interest at
 12% per annum, unsecured, due in March 2005. . . . . .    100,000

Note payable to a company, non-interest bearing,
 unsecured, due on demand.. . . . . . . . . . . . . . .     80,596
                                                         ----------

Total Notes Payable . . . . . . . . . . . . . . . . . .    280,596

Less: current portion . . . . . . . . . . . . . . . . .   (280,596)
                                                         ----------

Total Long-Term Notes Payable . . . . . . . . . . . . .  $       -
                                                         ==========

NOTE  8  -     COMMITMENTS  AND  CONTINGENCIES

Employment  Agreements
----------------------

The Company has an ongoing relationship with its officers and employees that have perpetual employment agreements and may be terminated at will. The Company offers a severance amount ranging from one month's base salary to two months severance depending upon completed years of service.

Office  Leases
--------------

The Company subleases its office space located in Calgary, Alberta, Canada for approximately $125,178 per year, or about $10,400 per month, which includes its pro-rata share of operating expenses and taxes. The lease commenced on July 1, 2004 and expires on October 30, 2008.

Office  Leases  (Continued)
---------------------------

The future minimum lease payments, excluding operating expenses and taxes, are as follows:


                                           For the
                                           Years Ending
                                           December 31,
                                           -------------
2005. . . . . . . . . . . . . . . . . . .  $     125,178
2006. . . . . . . . . . . . . . . . . . .        125,178
2007. . . . . . . . . . . . . . . . . . .        125,178
2008. . . . . . . . . . . . . . . . . . .        104,315
2009. . . . . . . . . . . . . . . . . . .              -
      2010 and thereafter . . . . . . . .              -
                                           -------------

      Total future minimum lease payments  $     479,849
                                           =============

The Company recognized rent expense of $135,502 related to these leases for the year ended December 31, 2004.

                                      F20

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)


NOTE  9  -     OTHER  COMPREHENSIVE  LOSS

The Company reports other comprehensive loss in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting in the financial statements all changes in equity during a period, except those resulting from investments by and distributions to owners. The cumulative effect of foreign currency translation adjustments to a cash account held by the Company in United States dollars at December 31, 2004, which is included in other comprehensive loss in the stockholders' equity section, consisted of the following:


    Balance, beginning of year                $                         -

    Effect of currency exchange rate changes                      (59,470)
                                              ----------------------------

    Balance, end of year . . . . . . . . . .  $                   (59,470)
                                              ============================

NOTE  10  -     BUSINESS  ACQUISITIONS

During  2004,  the  Company  acquired  the  following  businesses:

Brycol  Consulting  Ltd.
------------------------

Effective March 31, 2004, the Company acquired all of the outstanding common shares of Brycol Consulting Ltd., an unrelated company. The purchase price of $466,667 was satisfied by the payment of $100,000 cash, the issue of a note payable in the amount of $100,000 and by the Company issuing 177,778 common shares at a deemed price of $1.50 per share. The acquisition was an arm's length transaction and has been accounted for using the purchase method.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation is based upon management's best estimate of the relative fair value of the identifiable assets acquired and liabilities assumed.


                                    Net Assets Acquired

    Current assets . . . . . . . .  $            416,375
    Property and equipment . . . .                11,647
    Intangible assets and goodwill               291,497
    Current liabilities. . . . . .              (252,852)
                                    ---------------------

      Acquisition Price. . . . . .  $            466,667
                                    =====================

Sale  of  Brycol  Consulting  Ltd.
----------------------------------

Effective on the close of business on March 31, 2004, the Company sold all of its shares in Brycol Consulting Ltd. ("Brycol") a wholly owned subsidiary, to Securac Holdings Inc. ("Holdings"), a company under common control. Consideration for the sale consisted of $466,667 for the shares of Brycol. As the transaction was between related parties, all amounts were transferred at book values. No gain or loss was incurred on the sale of Brycol, which was acquired March 31, 2004 as described in Note 10.

                                      F21

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)


NOTE  10  -     BUSINESS  ACQUISITIONS  (Continued)

Telecomsecuritymangement.com,  Ltd.
-----------------------------------

Effective August 17, 2004, the Company acquired the business and certain related assets of Telecomsecuritymanagement.com Ltd., an unrelated company. The purchase price was satisfied by the Company issuing 200,000 common shares at an estimated fair value of $0.58 per share. The acquisition was an arm's length transaction and has been accounted for using the purchase method.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation is based upon management's best estimate of the relative fair values of the identifiable assets acquired and liabilities assumed.


                            Net Assets Acquired

    Property and equipment  $             25,000
    Goodwill . . . . . . .                91,000
                            --------------------

      Acquisition Price. .  $            116,000
                            ====================

NOTE  11  -     RELATED  PARTY  TRANSACTIONS

During the year ended December 31, 2004, the Company repaid one of its shareholders the amount of $206,990 for advances received during 2003.

During the year ended December 31, 2003, the Company paid $38,000 to one of its directors for commissions on the issuance of common stock. The transaction has been recorded at the exchange amount, which is considered to represent fair value.

On March 31, 2004, the Company completed a corporate reorganization to further protect its intellectual property and to more effectively organize its business units.

Sale  of  Securac  Technologies  Inc.  and Related Software License and Services
--------------------------------------------------------------------------------
Agreement
---------

Effective on the close of business on March 31, 2004, the Company sold all of its shares in Securac Technologies Inc. ("Technologies"), a wholly owned subsidiary, to Securac Holdings Inc., a company under to common control. As the transaction was between related parties, all amounts were transferred at book values with no gain or loss recorded. Net liabilities of $172,302, which were assumed by Holdings on the sale of Technologies were credited to additional paid-in capital.

The Company subsequently entered into a software license and services agreement with Technologies whereby Technologies granted to the Company the exclusive, irrevocable and perpetual license to use and distribute the software application known as "Acertus" Enterprise Risk & Compliance Software in Canada and the United States of America. Consideration paid by the Company to Technologies consisted of a note payable in the amount of $786,600. As the transaction was between related parties, the license agreement was recorded by the Company at its book value of zero. The net debit of $786,600 has been charged to contributed capital with the acquisition price of $172,302 which has been offset against the sale price of Technologies and a loss distributed to the shareholders of $614,298. In addition, the Company will pay Technologies a maintenance fee of $120,000 per annum and a royalty of 6% of Gross Revenues, as defined in the agreement, generated by the Company from the licensing and distribution of the software once Gross Revenues for a fiscal quarter of the Company exceed US$300,000.

                                      F22

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)


NOTE  11  -     RELATED  PARTY  TRANSACTIONS  (Continued)

Sale  of  Securac  Technologies  Inc.  and Related Software License and Services
--------------------------------------------------------------------------------
Agreement
---------

During the year ended December 31, 2004, the Company also paid $795,302 to Technologies to further develop the Acertus software. These payments have been recorded at the exchange amount, which is considered to be fair value and are included in research and development expenses.

NOTE  12  -  OUTSTANDING  STOCK  WARRANTS

During 2004, the Company granted a total of 350,000 warrants, related to conversion of a note payable with common stock, to purchase shares of common stock for services rendered by an unrelated party at an exercise price of $0.50 per share. The warrants have an exercise period of two years. The Company calculated the fair value of the warrants as $16,315 by using the Black-Scholes option pricing model. This amount has been recorded in professional fees in the consolidated financial statements for the year ended December 31, 2005

Also during 2004, the Company granted a total of 3,841,474 warrants to purchase shares of common stock in connection for common stock issued for cash at exercise prices ranging from $0.75 - $1.25 per share. The warrants have an exercise period of two to three years.

At December 31, 2004, the Company had 4,191,474 outstanding warrants to purchase shares of common stock.

NOTE  13  -  OUTSTANDING  STOCK  OPTIONS

Periodically, the Company issues incentive stock options to employees and officers and non-qualified options to directors and outside consultants to promote the success of the Company and enhance its ability to attract and retain the services of qualified persons.

During the year ended December 31, 2004, the Company granted 3,255,000 stock options to various employees, officers, directors and nonemployees for services rendered. These options were issued with exercise prices ranging from $0.37 - $1.25 per share. All of these options are vested one year after the grant date for a period of one to five years.

The Company has 3,390,000 options outstanding as of December 31, 2004 pursuant to the 2004 Stock Option Plan (the "Plan"), and could issue an additional aggregate of 2,953,288 options and shares. The Plan permits stock grants to employees, officers, directors and consultants at prices at the fair market value of the Company's common stock on the date of issuance. The Company has no outstanding stock options issued outside the Plan. Options issued under the Plan will have variable terms based on the services provided and will generally vest over a five-year period.

The Company applies SFAS No. 123 for options issued to employees and nonemployees, which requires the Company to estimate the fair value of each option issued at the grant date. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following assumptions used for grants during 2004: dividend yield of zero percent; expected volatility between 0.10% and 0.22%; risk free interest rate of 4.00%, and an expected life between one and five years. During the year ended December 31, 2004, the Company recognized additional costs of $129,534 as a result of applying SFAS No. 123 to the employee options. The Company did not recognized any other costs for stock options granted to employees and nonemployees during the years ending December 31, 2004 and 2003.

                                      F23

                                  SECURAC CORP.
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Expressed in Canadian Dollars)


NOTE  13  -     OUTSTANDING  STOCK  OPTIONS  (Continued)

A summary of the status of the Company's stock options as of December 31, 2004 and changes during the year is presented below:


                                  Weighted
                                  Average
                                  Exercise
                                  Shares      Price
                                  ----------  -------

  Outstanding, Beginning of year    360,000   $ 0.50

    Granted. . . . . . . . . . .  3,255,000     0.68
    Canceled/Expired . . . . . .   (225,000)   (0.50)
    Exercised. . . . . . . . . .          -        -
                                  ----------  -------

  Outstanding, End of year . . .  3,390,000   $ 0.67
                                  ==========  =======

  Exercisable. . . . . . . . . .  1,722,500   $ 0.24
                                  ==========  =======



              Outstanding                              Exercisable
              -----------                              -----------
             Weighted
              Average     Weighted    Weighted
               Number     Remaining    Average      Number      Average
  Exercise  Outstanding  Contractual   Exercise   Exercisable   Exercise
   Prices   at 12/31/04     Life        Price     at 12/31/04   Price
----------- ----------- ------------  ---------  ------------  --------
$    0.37      10,000       4.16      $   0.001       10,000    $ 0.001
     0.50   2,460,000       3.30          0.36     1,690,000      0.23
     0.75     220,000       4.98          0.05        22,500      0.005
     1.25     700,000       4.47          0.24             -          -
----------- ----------- ------------  ---------  ------------  --------
$0.37-1.25  3,390,000 .     3.65      $   0.67     1,722,500    $ 0.24
=========== =========== ============  =========  ============  ========

NOTE  14  -     SUBSEQUENT  EVENTS

Subsequent to December 31, 2004, the Company filed an S-8 registration statement to register approximately 6.3 million shares of common stock at a maximum offering price of $1.425 per share for issuance pursuant to awards under the Company's 2004 Incentive Stock Plan.

Also subsequent to December 31, 2004, the Company acquired all of the outstanding stock of Risk Governance, Inc., a private Delaware Corporation ("RGI"), in exchange for 2,295,444 shares of common stock of the Company valued at $1,147,722 for purposes of the transaction. The principal asset of RGI is a license to certain corporate governance software technology owed and developed by Risk Governance, Ltd. ("RGL"), a United Kingdom company under common control with RGI. The license gives RGI the right to commercialize applications of the software technology on an exclusive basis in North America in exchange for royalty payment to RGL.


                                      F24



                                         SECURAC CORP.
                                  Consolidated Balance Sheets
                                (Expressed in Canadian Dollars)

                                             ASSETS
                                             ------
                                                                        June 30,     December 31,
                                                                          2005           2004
                                                                       (Unaudited)
                                                                    --------------  --------------
CURRENT ASSETS

  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . .  $     228,078   $     254,860
  Accounts receivable, net . . . . . . . . . . . . . . . . . . . .        279,005         332,006
  Advances and other receivables . . . . . . . . . . . . . . . . .         61,512          56,385
  Due from related company . . . . . . . . . . . . . . . . . . . .          5,885               -
  Prepaid expenses and deposits. . . . . . . . . . . . . . . . . .         22,355          25,216
                                                                    --------------  --------------

    Total Current Assets . . . . . . . . . . . . . . . . . . . . .        596,835         668,467
                                                                    --------------  --------------

PROPERTY AND EQUIPMENT, net. . . . . . . . . . . . . . . . . . . .         45,838          51,096
                                                                    --------------  --------------

OTHER ASSETS

  Intellectual property. . . . . . . . . . . . . . . . . . . . . .      2,839,694               -
  Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . .         91,000          91,000
                                                                    --------------  --------------

    Total Other Assets . . . . . . . . . . . . . . . . . . . . . .      2,930,694          91,000
                                                                    --------------  --------------

    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .  $   3,573,367   $     810,563
                                                                    ==============  ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                      F25



                                         SECURAC CORP.
                            Consolidated Balance Sheets (Continued)
                                (Expressed in Canadian Dollars)
                             LIABILITIES AND STOCKHOLDERS' EQUITY
                             ------------------------------------
                                                                       June 30,      December 31,
                                                                         2005            2004
                                                                       (Unaudited)
                                                                    --------------  --------------
CURRENT LIABILITIES

  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . .  $     962,244   $     561,646
  Accrued liabilities. . . . . . . . . . . . . . . . . . . . . . .        146,879         122,315
  Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . .         29,593          34,657
  Current portion of obligation under capital leases . . . . . . .          1,485           5,088
  Due to related company and individuals . . . . . . . . . . . . .        216,467         200,022
  Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . .        433,223         280,596
                                                                    --------------  --------------

    Total Current Liabilities. . . . . . . . . . . . . . . . . . .      1,789,891       1,204,324
                                                                    --------------  --------------

LONG-TERM DEBT

  Obligations under capital leases . . . . . . . . . . . . . . . .          6,379           6,379
                                                                    --------------  --------------

    Total Long-Term Debt . . . . . . . . . . . . . . . . . . . . .          6,379           6,379
                                                                    --------------  --------------

    Total Liabilities. . . . . . . . . . . . . . . . . . . . . . .      1,796,270       1,210,703
                                                                    --------------  --------------

STOCKHOLDERS' EQUITY

  Common stock , USD par value $0.01 per share (average of $0.015
    CDN par value); 200,000,000 shares authorized, 50,590,921
    and 43,546,990 shares issued and outstanding, respectively . .        745,991         658,478
  Additional paid-in capital . . . . . . . . . . . . . . . . . . .     13,768,768       4,911,558
  Subscriptions receivable . . . . . . . . . . . . . . . . . . . .     (1,802,096)       (617,708)
  Other comprehensive loss . . . . . . . . . . . . . . . . . . . .        (48,241)        (59,470)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .    (10,887,325)     (5,292,998)
                                                                    --------------  --------------

    Total Stockholders' Equity . . . . . . . . . . . . . . . . . .      1,777,097        (400,140)
                                                                    --------------  --------------

    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   3,573,367   $     810,563
                                                                    ==============  ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                      F26

                                                 SECURAC CORP.
                                      Consolidated Statements of Operations
                                                  (Unaudited)
                                         (Expressed in Canadian Dollars)

                                                        For the                         For the
                                                   Three Months Ended               Six Months Ended
                                                        June 30,                        June 30,
                                            ----------------------------------  --------------------------
                                                   2005              2004            2005          2004
                                            -----------------  ---------------  ------------  ------------

REVENUES
  License fees . . . . . . . . . . . . . .  $          2,000   $            -   $    14,700   $     7,250
  Professional service and training fees .           285,905           90,352       458,704       224,013
                                            -----------------  ---------------  ------------  ------------

    Total Revenue. . . . . . . . . . . . .           287,905           90,352       473,404       231,263
                                            -----------------  ---------------  ------------  ------------

OPERATING EXPENSES

  Direct costs of service revenue. . . . .           174,726           79,925       354,495       171,953
  General and administration . . . . . . .           382,935           71,104       575,118       213,576
  Sales, marketing and investor relations.           118,408          102,817       731,837       154,704
  Research and development . . . . . . . .           273,245          254,088       680,808       281,853
  Stock-based compensation . . . . . . . .         2,895,527                -     3,715,476             -
  Amortization and depreciation. . . . . .             3,313            1,072         6,626         5,411
                                            -----------------  ---------------  ------------  ------------

    Total Operating Expenses . . . . . . .         3,848,154          509,006     6,064,360       827,497
                                            -----------------  ---------------  ------------  ------------

LOSS FROM OPERATIONS . . . . . . . . . . .        (3,560,249)        (418,654)   (5,590,957)     (596,234)
                                            -----------------  ---------------  ------------  ------------

OTHER INCOME (EXPENSE)

  Interest expense . . . . . . . . . . . .              (600)          (1,073)       (3,371)       (3,647)
                                            -----------------  ---------------  ------------  ------------

    Total Other Income (Expense) . . . . .              (600)          (1,073)       (3,371)       (3,647)
                                            ----------------- ----------------  ------------  ------------

NET LOSS . . . . . . . . . . . . . . . . .  $     (3,560,849)  $     (419,727)  $(5,594,327)  $  (599,881)
                                            =================  ===============  ============  ============

BASIC LOSS PER COMMON SHARE. . . . . . . .  $          (0.07)  $        (0.01)  $     (0.12)  $     (0.02)
                                            =================  ===============  ============  ============

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING . . . . . . . .        49,045,805       34,593,380    47,590,701    34,593,380
                                            =================  ===============  ============  ============

The accompanying notes are an integral part of these consolidated financial statements.


                                      F27



                                       SECURAC CORP.
                           Consolidated Statements of Cash Flows
                                        (Unaudited)
                              (Expressed in Canadian Dollars)
                                                        For the Six Months Ended
                                                                June 30,
                                                       --------------------------
                                                           2005          2004
                                                       ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss. . . . . . . . . . . . . . . . . . . . . . .  $ (5,594,327)  $ (599,881)
Adjustments to reconcile net loss to net cash
 (used in) operating activities:
  Depreciation and amortization . . . . . . . . . . .         6,626        5,411
  Common stock issued for services rendered . . . . .       962,982            -
  Fair value of options and warrants. . . . . . . . .     2,763,592            -
Changes in operating assets and liabilities:
  Accounts receivable . . . . . . . . . . . . . . . .        53,001       21,100
  Advances and other receivables. . . . . . . . . . .        (5,127)           -
  Prepaid expenses and deposits . . . . . . . . . . .         2,861        6,790
  Deferred revenue. . . . . . . . . . . . . . . . . .        (5,064)           -
  Accounts payable and accrued liabilities. . . . . .       587,485      388,850
                                                       ------------  ------------

    Net Cash (Used in) Operating Activities . . . . .    (1,227,971)    (177,730)
                                                       ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Proceeds to related party receivables . . . . . . .        (5,885)           -
  Purchase of intangibles . . . . . . . . . . . . . .             -     (786,600)
  Purchases of property and equipment . . . . . . . .        (1,367)           -
                                                       ------------  ------------

    Net Cash Used in Investing Activities . . . . . .        (7,252)    (786,600)
                                                       ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds on notes payable . . . . . . . . . . . . .       243,460      100,000
  Payments on capital leases and notes payable. . . .       (94,436)     (22,259)
  Proceeds from issuance of common stock. . . . . . .       972,537      975,004
  Cash received on subscriptions receivable . . . . .        75,651            -
                                                       ------------  ------------

    Net Cash Provided by Financing Activities . . . .     1,197,212    1,052,745
                                                       ------------  ------------

EFFECT OF CURRENCY EXCHANGE RATE CHANGES
  ON CASH AND CASH EQUIVALENTS. . . . . . . . . . . .        11,229            -
                                                       ------------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.       (26,782)      88,415

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD. . .       254,860       34,678
                                                       ------------  ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD. . . . . .  $    228,078   $  123,093
                                                       ============  ============

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

    Interest. . . . . . . . . . . . . . . . . . . . .  $      1,200   $    3,647
    Income taxes. . . . . . . . . . . . . . . . . . .  $          -   $        -

NON-CASH FINANCING ACTIVITIES

    Common stock issued for services rendered . . . .  $    962,982   $        -
    Common stock issued for retirement of payables. .  $    145,879   $        -

The accompanying notes are an integral part of these consolidated financial statements.

                                      F28

                         SECURAC CORP. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                       June 30, 2005 and December 31, 2004


NOTE  1  -     BASIS  OF  FINANCIAL  STATEMENT  PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's audited financial statements and notes thereto included in its December 31, 2004 Annual Report on Form 10-KSB. Operating results for the three months and six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE  2  -     LOSS  PER  SHARE

Following is a reconciliation of the loss per share for the three months and six months ended June 30, 2005 and 2004:


                                          For the
                                    Three Months Ended
                                          June 30,
                                --------------------------
                                    2005          2004
                                ------------  ------------
  Net (loss) available to
   common shareholders . . . .  $(3,560,984)  $  (419,727)
                                ============  ============

  Weighted average shares. . .   49,045,805    34,593,380
                                ============  ============

  Basic loss per share (based
   on weighted average shares)  $     (0.07)  $     (0.01)
                                ============  ============

                                        For the
                                    Six Months Ended
                                         June 30,
                                --------------------------
                                    2005          2004
                                ------------  ------------
  Net (loss) available to
   common shareholders . . . .  $(5,594,327)  $  (599,881)
                                ============  ============

  Weighted average shares. . .   47,590,701    34,593,380
                                ============  ============

  Basic loss per share (based
   on weighted average shares)  $     (0.12)  $     (0.02)
                                ============  ============

Weighted average shares issuable upon the exercise of stock options and warrants were not included in the foregoing calculations because they are antidilutive.

                                      F29

                         SECURAC CORP. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                       June 30, 2005 and December 31, 2004


NOTE  3  -     GOING  CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $10,728,919 at June 30, 2005, a working capital deficit of approximately $1,035,000, and limited internal financial resources. These factors combined, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. It is the intent of management to raise additional equity capital and increase revenues and reduce costs to sustain operations.

NOTE  4  -     MATERIAL  EVENTS

On January 6, 2005, the Company acquired all of the outstanding stock of Risk Governance, Inc., a private Delaware corporation ("RGI"), in exchange for 2,295,444 shares of common stock of the Company valued at $2,839,694, or $1.24 per share (based on the value of the common shares on the date of acquisition). The transaction was effected pursuant to a share purchase agreement entered into on the same date by the Company with the shareholders of RGI. As a result of the acquisition, RGI is now a wholly-owned subsidiary of the Company. As part of this transaction, the Company recorded intellectual property of $2,839,694, as described in the next paragraph.

The principal asset acquired through the acquisition of RGI is a license to certain corporate governance software technology owned and developed by Risk Governance Ltd., a United Kingdom company under common ownership with RGI prior to the acquisition ("RGL"). The license gives RGI the right to commercialize applications of the software technology on an exclusive basis in North America in exchange for royalty payments to RGL. Contemporaneous with and as a condition to the acquisition of RGI, Securac Holdings Inc., a private Alberta corporation ("Holdings") of which Securac Corp. licenses its Acertus software technology from its wholly-owned subsidiary, Securac Technologies, Inc., acquired all of the outstanding stock of RGL in exchange for an equity interest in Holdings. Holdings is controlled and substantially owned by three members of the Company.

On January 21, 2005, the Company filed a Form S-8 with the Securities and Exchange Commission to register a total of 6,343,288 shares of common stock pursuant to a 2004 Incentive Stock Plan.

During the three months ended June 30, 2005, the Company granted options to various employees for services rendered. Pursuant to these option grants, the Company recorded additional compensation expense totaling $2,649,829 included in general and administrative expenses.

                                      F30


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers

The articles of incorporation of Securac Corp. (the "Registrant") provide for the indemnification of the directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of Nevada.
Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by
(a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item  25.  Other  Expenses  of  Issuance  and  Distribution

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the SEC registration fee.



Type of Expense. . . .  Amount
----------------------  ----------
SEC Registration Fee .  $ 4,046.83
----------------------  ----------
Legal Fees . . . . . .  $35,000.00
Accounting Fees. . . .  $ 5,000.00
Miscellaneous Expenses  $ 5,953.17
Total. . . . . . . . .  $50,000.00

                                      II-2
Item  26.  Recent  Sales  of  Unregistered  Securities

There have been no sales of unregistered securities within the last three years, except for the following:

On October 19, 2004, we consummated a share exchange with shareholders of Securac Inc. pursuant to which we issued 2.7 of our shares of common stock in exchange for each common share of Securac Inc. held by its shareholders (the "Share Exchange"). We issued a total of 37,246,285 shares of our common stock in the Share Exchange. In connection with the Share Exchange we assumed warrants held by investors in Securac Inc., which warrants will now entitle the holders to purchase an aggregate of 2,970,000 shares of our common stock at any time until July 16, 2006 at an exercise price of US$0.75 per share. The Share Exchange was made pursuant to share exchange agreements entered into by us in September 2004.

Our issuance of the shares and assumption of the warrants were made without registration under the Securities Act of 1933, as amended, in reliance on Regulation S promulgated thereunder. Each of the shareholders and warrantholders of Securac Inc. represented, among other things, that such person is not a US Person within the meaning of Regulation S, appropriate legends were placed on the offering documents and no selling efforts were made in the United States.

On May 5, 2005 we issued 500,000 shares of common stock to two former affiliates of Securac Corp. pre-RTO in consideration for post-RTO assistance. The issuance of such shares was contemplated in connection with the RTO. We relied on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of such shares.

During December 2004, we issued a total 477,474 shares of our common stock pursuant to subscriptions received from investors. In connection with these subscriptions we issued warrants which will entitle the holders to purchase 477,474 shares of our common stock at any time until December 1, 2007 at an exercise price of US$1.25 per share. During February 2005 we issued a further
143,999 shares of our common stock pursuant to subscriptions received from additional investors. In connection with this second round of subscriptions, we issued warrants which will entitle the holders to purchase 143,999 shares of our common stock at any time until December 31, 2007 at an exercise price of US$1.25 per share. We relied on the exemption provided by Section 4(2) and Regulation S of the Securities Act for the offer and sale of such shares.

On September 30, 2005, we entered into a series of definitive agreements with two affiliated funds, Dutchess Private Equities, L.P. and Dutchess Private Equities II, L.P., under which the funds provided us with $300,000 in principal amount of short-term convertible debt and agreed to provide us with an additional $200,000 principal amount of such debt and established an Investment Agreement of credit in our favor for a maximum amount of $10 million. The number of shares of our common stock issuable upon conversion of the convertible debentures and pursuant to draw downs under the Investment Agreement is not presently known, as the number of shares will depend on the market price of our common stock after the date hereof. We relied on the exemption from registration under the Securities Act provided by Section 4(2) thereof. Each of the investors has represented that it is an accredited investor within the meaning of the Securities Act and the rules and regulations promulgated thereunder, the offering was limited to two affiliated investors and no general solicitation was made by or on behalf of our company.

Item  27.  Exhibits
The  following  exhibits  are  filed  with  this  Registration  Statement:




Exhibit No.  Description
-----------  ----------------------------------------------------------------------------------------------------------------------
2.1     Form of Share Exchange Letter dated September 2, 2004 between Securac Inc. and each of the shareholders of Risk Governance,
             ----------------------------------------------------------------------------------------------------------------------
2.2     Asset Purchase Agreement dated August 17, 2004 between Securac Inc., Telecom Security Management Ltd. And Terry Hoffman (5)
2.3     Share Purchase Agreement dated January 6, 2005 between us and the shareholders of Risk Governance Inc. (2)
3.1     Amended and Restated Articles of Incorporation. (3)
3.2     By-Laws. (4)
5.1     Opinion of Eilenberg & Krause LLP (9)
10.1    Software License and Services Agreement, dated April 1, 2004, between Securac Technologies Inc. and Securac Inc. (5)
10.2    Form of 2004 Incentive Stock Plan (3)
10.3    Loan Conversion Letter dated October 29, 2004 between the Company and Douglas Park Capital Ltd. (5)
10.4    Lease of Office Space, dated June 30, 2003, between Consolidated Properties (520 - 5th Avenue) Ltd. ("Consolidated Propert
10.5    Consent to Sublease, dated June 14, 2004, between Consolidated Properties, Paradigm and Securac Pacific Ltd. (formerly Bry
10.6    Sublease, dated June 24, 2004, between Paradigm and SPL (5)
10.7    Exclusive License Distribution Agreement dated October 10, 2003 between Risk Governance Ltd. and Risk Governance, Inc. (6)
10.8    Promissory Note dated March 30, 2005 granted in favour of Generation Capital Associates by Securac Corp. and jointly and s
10.9    Debenture Agreement dated September 30, 2005 granted in favour of Dutchess Private Equity Funds II, LP (7)
10.10   Debenture Registrations Rights Agreement dated September 30, 2005 between Securac Corp. and Dutchess Private Equity Funds
10.11   Security Agreement dated September 30, 2005 between Securac Corp. and Dutchess Private Equity Funds II, LP  (7)
10.12   Subscription Agreement dated September 30, 2005 granted in favour of Dutchess Private Equity Funds II, LP  (7)
10.13   Warrant Agreement dated September 30, 2005 granted in favour of Dutchess Private Equity Funds II, LP  (7)
10.14   Investment Agreement dated September 30, 2005 granted in favour of Dutchess Private Equities Fund, LP (7)
10.15   Registration Rights Agreement (for Investment Agreement) (7)
10.16   Amendment Agreement to Investment Agreement (8)
10.17   Escrow Agreement between Securac Corp., Private Equities Fund II, LP and the escrow agent (7)
10.18   Form of Lock-up Agreement together with the Lock-Up Reinstatement Letter (8)
10.19   Offer of Employment Letter and Employee Confidential Information and Inventions Agreement dated January 7, 2005 for Berni
10.20   Offer of Employment Letter and Employee Confidential Information and Inventions Agreement dated May 17, 2004 for Deanna M
21.1    List of Subsidiaries: Securac Inc. and Risk Governance Inc. (5)
23.1    Consent of Chisholm, Bierwolf & Nilson (8)
23.2    Consent of PricewaterhouseCoopers (8)
24.1    Powers of Attorney (included on the signature page of this registration statement)

_________________________________
(1)     Incorporated  by  reference  to  our  Report  on  8-K/A  filed  on  January  19,  2005.
(2)     Incorporated  by  reference  to  our  Report  on  8-K  filed  on  January  19,  2005.
(3)     Incorporated  by  reference  to  our  Information  Statement  on  Schedule  14C  filed  on  September  28,  2004.
(4)     Incorporated  by  reference  to  our  10-KSB  filed  on  January  4,  2002.
(5)     Incorporated  by  reference  to  our  10-KSB  filed  on  April  15,  2005.
(6)     Incorporated  by  reference  to  our  10-QSB  filed  on  May  24,  2005.
(7)     Incorporated  by  reference  to  our  Report  on  8-K  filed  on  October  6,  2005.
(8)     Filed  herewith.
(9)     To  be  filed  by  amendment.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)     Include  any  prospectus  required  by  section  10(a)(3)  of  the  Act;
(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(c) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta, on October 27, 2005.

SECURAC  CORP.

/s/  TERRY  ALLEN.
------------------
Terry  Allen
Chief  Executive  Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Hookham and Terry Allen, acting singly his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act of 1933, with the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature . . . . . . .  Title                                                           Date
/s/Terry Allen
-----------------------
    Terry Allen . . . .  Chief Executive Officer and Chairman of the Board of Directors  October 27, 2005


/s/Paul Hookham
-----------------------
   Paul Hookham . . . .  Chief Financial Officer, Director, Treasurer and Secretary      October 27, 2005


/s/Bryce Mitchell
-----------------------
   Bryce Mitchell . . .  Director                                                        October 27, 2005


/s/Kenneth Denich, PhD
-----------------------
    Kenneth Denich, PhD  Director                                                        October 27, 2005